   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1996

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  SALOMON INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                       22-1660266
                   (STATE OF INCORPORATION)                                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                       ARNOLD S. OLSHIN, ESQ., SECRETARY
                                  SALOMON INC
                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                     JOHN W. WHITE, ESQ.                                             ALAN L. BELLER, ESQ.
                   CRAVATH, SWAINE & MOORE                                    CLEARY, GOTTLIEB, STEEN & HAMILTON
                      825 EIGHTH AVENUE                                               ONE LIBERTY PLAZA
                   NEW YORK, NEW YORK 10019                                        NEW YORK, NEW YORK 10006

                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Salomon Inc and the Underwriters in light of market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
-------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
               TITLE OF EACH CLASS                      AMOUNT TO BE       OFFERING PRICE   AGGREGATE OFFERING        AMOUNT OF
          OF SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)         PRICE(1)(2)      REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(5)(9).............................
Preferred Stock (without par value)(6)(7)(9)......
Depositary Shares(7)(9)...........................
                                                            (4)                 (4)                 (4)                  (4)
Common Stock, par value $1.00 per share(8)(9).....
Warrants(10)......................................
Index Warrants(11)................................
------------------------------------------------------------------------------------------------------------------------------------
                      Total                          $3,572,166,562(12)         100%        $3,572,166,562(12)      $1,231,782(3)

                                                        (footnotes on next page)

     Pursuant to Rule 429 under the Securities Act of 1933, as amended (the

'Securities Act'), the Prospectuses and Prospectus Supplements included in this Registration Statement also relate to (i) the Debt Securities and Warrants to Purchase Debt Securities previously registered under the Registrant's Registration Statements on Form S-3 (Nos. 33-41932, -49136, -57922, -51269,
-54929), (ii) the Preferred Stock previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 33-48199) and (iii) the Index Warrants previously registered under the Registrant's Registration Statement on Form S-3 (No. 33-56481). This Registration Statement constitutes Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-3 (No. 33-57922), Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-3 (No. 33-49136), Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-3 (No. 33-51269), Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-3 (No. 33-41932), Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 33-48199), Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 33-54929) and Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 33-56481).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes continued from previous page)
------------------
 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

 (3) A filing fee aggregating $2,216,494 was previously paid in connection with registration statements filed earlier relating to the registration of in the aggregate $6,427,833,438 of securities.

 (4) Not applicable pursuant to General Instruction II.D. of Form S-3.

 (5) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed
     $3,572,166,562.

 (6) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time.

 (7) Subject to note (12) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

 (8) Subject to note (12), there is being registered hereunder an indeterminate number of shares of Common Stock, par value $1.00 per share, as may be sold from time to time.

 (9) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Debt Securities Preferred Stock, Depositary Shares and Common Stock, as shall be issuable upon conversion or redemption, or upon the exercise of Warrants registered hereunder of Debt Securities, Preferred Stock or Depositary Shares, as the case may be, registered hereunder.

(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock registered hereunder.

(11) Subject to note (12) below, there is being registered hereunder an indeterminate number of Index Warrants representing rights to receive an amount of cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measure or changes in an index or differences between two or more indexes.

(12) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,572,166,562 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants to Purchase Debt Securities, Preferred Stock and Common Stock and Index Warrants (the 'Basic Prospectus'), (ii) a form of Prospectus relating to the Notes, Series G (the 'Series G Prospectus'), (iii) a form of Prospectus Supplement to the Basic Prospectus relating to the offering by Salomon Inc of its Medium-Term Notes, Series D and E, in registered form (the 'Registered Prospectus Supplement') and (iv) a form of Prospectus Supplement to the Basic Prospectus relating to the offering by Salomon Inc of its Medium-Term Notes, Series D and E, in bearer form (the 'Bearer Prospectus Supplement'). The Registered Prospectus Supplement and the Bearer Prospectus Supplement are forms which may be used, among others, by Salomon Inc to offer its Debt Securities and Warrants to Purchase Debt Securities under the Registration Statement and will not be used as a supplement to the Series G Prospectus. Although the amount of securities shown on the cover page of the Basic Prospectus, the Series G Prospectus, the Registered Prospectus Supplement and the Bearer Prospectus Supplement exceeds in the aggregate the amount of securities registered under this Registration Statement, the aggregate amount offered and sold hereunder will not exceed the aggregate amount registered under this Registration Statement.

                   SUBJECT TO COMPLETION DATED MARCH 19, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March   , 1996)

$10,000,000,000
SALOMON INC
MEDIUM-TERM NOTES, SERIES D AND SERIES E
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

Salomon Inc (the 'Company') may from time to time offer pursuant to this Prospectus Supplement its Medium-Term Notes, Series D (the 'Series D Notes'), and its Medium-Term Notes, Series E (the 'Series E Notes' and, together with the Series D Notes, the 'Notes'), with an aggregate initial public offering price or purchase price of up to $10,000,000,000, or the equivalent thereof in one or more foreign or composite currencies (including the European Currency Unit ('ECU')), subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. In addition to the Notes in registered form ('Registered Notes') being offered hereby in the United States, the Company may offer Notes in bearer form ('Bearer Notes') in a concurrent offering outside the United States. The amount of Bearer Notes sold will reduce the amount of Registered Notes that may be sold hereunder. See 'Description of Registered Notes--General'.

The Series D Notes will be issued as Senior Indebtedness, and the Series E Notes will be issued as subordinated debt. Subordinated debt will be subordinated to all Senior Indebtedness. See 'Description of Debt Securities--Subordinated Debt' in the Prospectus.

Unless otherwise specified in the applicable Pricing Supplement, each Registered Note will mature on a Business Day more than nine months from its date of issue (the 'Stated Maturity'), which maturity date may be subject to extension at the option of the Company. Each Registered Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to maturity. Each Registered Note will be denominated in the currency designated by the Company (the 'Specified Currency'). See 'Important Currency Information' and 'Currency Risks'. A Registered Note may bear interest at a fixed rate (a 'Fixed Rate Note'), which may be zero in the case of certain Discount Notes, or at a floating rate (a 'Floating Rate Note') determined by reference to LIBOR, the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Treasury Rate or any other Base Rate, as selected by the purchaser and agreed to by the Company, adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. Such fixed rate, Spread or Spread Multiplier may be subject to change as described in the applicable Pricing Supplement. Unless otherwise indicated, interest on each Fixed Rate Note will be payable semiannually in arrears on each March 15 and September 15 (each an 'Interest Payment Date') and at Stated Maturity. A Registered Note may be issued as an amortizing note (an 'Amortizing Note') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index. A Registered Note may be issued as an indexed note (an 'Indexed Note') on which the amount of any interest payment, in the case of an Indexed Rate Note, and/or the principal amount payable at maturity, in the case of an Indexed Principal Note, will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula. See 'Description of Registered Notes--Indexed Notes'. The Specified Currency, interest rate or interest rate formula, reset provisions, Issue Price, Stated Maturity, Interest Payment Dates, redemption, repayment and extension provisions and certain other terms with respect to each Registered Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus Supplement (a 'Pricing Supplement').

Each Registered Note will be represented either by a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a 'Book-Entry Note'), or, if specified in the applicable Pricing Supplement, by a certificate issued in temporary or definitive form (a 'Certificated Note'). Beneficial interests in Global Securities representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------
                              PRICE TO         AGENT'S                    PROCEEDS TO THE
                              PUBLIC(1)        COMMISSION(2)              COMPANY(2)(3)
Per Registered Note.........  100.000%         .125%-.750%                99.250%-99.875%
Total(4)....................  $10,000,000,000  $12,500,000-$75,000,000    $9,925,000,000-$9,875,000,000

---------------------------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, the price to public will be 100% of the principal amount.

(2) The Company will pay to Salomon Brothers Inc (the 'Agent') a commission of from .125% to .750% of the principal amount of any Registered Note, depending upon its Stated Maturity, sold through the Agent.

(3) Before deduction of expenses payable by the Company estimated at $4,525,000, including reimbursement of certain expenses of the Agent.

(4) Or the equivalent thereof in foreign or composite currencies.

The Registered Notes are being offered on a continuous basis by the Company through the Agent, which has agreed to use its reasonable efforts to solicit orders to purchase Registered Notes. The Company may also sell Registered Notes at a discount to the Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by the Agent. In addition, the Agent may offer Registered Notes purchased by it as principal to other dealers. Unless otherwise specified in the applicable Pricing Supplement, any Registered Note purchased by the Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Registered Note of identical maturity. The Registered Notes will not be listed on any securities exchange, and there can be no assurance that the maximum amount of Registered Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Registered Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent may reject any order to purchase Registered Notes, whether or not solicited, in whole or in part. See 'Plan of Distribution'.

This Prospectus Supplement, the related Pricing Supplement and the accompanying Prospectus may be used by the Company, the Agent, a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Registered Notes offered
hereby and approximately $            of Registered Notes initially sold
pursuant to earlier prospectuses, as described herein. The Agent or other such Company affiliates may act as principal or agent in such transactions. Such sales will be made at varying prices related to prevailing market prices at the time of sale.
-------------------------------------------------
SALOMON BROTHERS INC
--------------------------------------------------------------------------------
The date of this Prospectus Supplement is March   , 1996.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and any prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     IN CONNECTION WITH THIS OFFERING, THE AGENT MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Pursuant to a Prospectus and Prospectus Supplement each dated February 25, 1992 (and applicable Pricing Supplements), filed with the Commission under Registration No. 33-41932, a Prospectus and Prospectus Supplement each dated February 12, 1993 (and applicable Pricing Supplements), filed with the Commission under Registration Statement No. 33-57922, a Prospectus and Prospectus Supplement each dated December 14, 1993 (and applicable Pricing Supplements) filed with the Commission under Registration Statement 33-51269, and a Prospectus and Prospectus Supplements each dated October 12, 1994 (and applicable Pricing Supplements) filed with the Commission under Registration
Statement No. 33-54929 the Company had outstanding as of March   , 1996
approximately $               of its Medium-Term Notes, Series D and E, of which
approximately $               were Registered Notes and approximately
$               were Bearer Notes. The Registered Notes offered by this
Prospectus Supplement are part of the same series of Notes as the Notes described in the preceding sentence.

                                  SALOMON INC

     Salomon Inc was incorporated in 1960 under the laws of the State of Delaware. Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ('Salomon Brothers'), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities, formerly conducted by its Phibro Division are conducted, as of January 1, 1996, by the Company's wholly-owned subsidiary Phibro Inc. and its subsidiaries. Oil refining and gathering activities are conducted by Phibro Energy USA, Inc., which effective April 1, 1996 will be renamed Basis Petroleum Inc.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Registered Note in the Specified Currency for such Note. If requested by a prospective purchaser of a Registered Note having a Specified Currency other than U.S. dollars, the Agent may at its discretion arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Each such exchange will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to 'U.S. dollars' or '$' are to the lawful currency of the United States.

                        DESCRIPTION OF REGISTERED NOTES


     The following description of the particular terms of the Registered Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Series D Notes are a series of Debt Securities issued under the Senior Debt Indenture, and the Series E Notes are a series of Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to $10,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus
relate. In addition, the Company had outstanding as of March   , 1996
approximately $               of Series D Registered Notes and approximately
$               of Series D Bearer Notes sold pursuant to earlier prospectuses.
The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the 'Market Exchange Rate') for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for both series of Notes (the 'Exchange Rate Agent').

     The Series D Notes will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Series E Notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See 'Description of Debt Securities--Subordinated Debt' in the Prospectus. As of September 30, 1995, the aggregate principal amount of Senior Indebtedness outstanding was $97.6 billion, consisting of the following: $13.3 billion of term debt, $.6 billion in commercial paper and $83.7 billion in other short-term borrowings.

     The Notes will consist of Registered Notes and Bearer Notes, each of which will be offered on a continuous basis. Registered Notes will be issued in fully registered form only, without coupons. Registered Notes may not be exchanged for Bearer Notes.

     Each Registered Note will be issued initially as either a Book-Entry Note or, if specified in the applicable Pricing Supplement, a Certificated Note. Except as set forth in the Prospectus under 'Description of Debt
Securities--Global Securities', Book-Entry Notes will not be issuable as Certificated Notes. See 'Book-Entry System' below.


     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Registered Notes denominated in U.S. dollars will be $1,000 and any larger amount that is an integral multiple of $1,000, and the authorized denominations of Registered Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency.

     Unless otherwise specified in the applicable Pricing Supplement, each Registered Note will mature on a Business Day more than nine months from its date of issue, as selected by the purchaser and agreed to by the Company (the 'Stated Maturity'), which maturity date may be subject to extension at the option of the Company. Each Registered Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to its Stated Maturity. Notwithstanding the foregoing, each Registered Note having a Specified Currency of Japanese yen will have a Stated Maturity of not less than one year from its Original Issue Date (as defined below), and will not be subject to optional redemption or repayment prior to such time. Each Registered Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time.

     The Pricing Supplement relating to a Registered Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such
Note is a Fixed Rate Note, a Floating Rate Note, an

Amortizing Note and/or an Indexed Note; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the 'Issue Price'); (iv) the date on which such Note will be issued (the 'Original Issue Date'); (v) the date of the Stated Maturity;
(vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under 'Optional Redemption, Repayment and Repurchase' below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether such Note is subject to an optional extension beyond its Stated Maturity as described under 'Extension of Maturity' below; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture under which such Note will be issued.

     'Business Day' with respect to any Registered Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. 'London Banking Day' with respect to any Registered Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

     'Original Issue Discount Note' means (i) a Registered Note, including any such Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at Stated Maturity, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and (ii) any other Registered Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

     A 'basis point' or 'bp' equals one one-hundredth of a percentage point.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on each Registered Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Registered Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The Holder of a Registered Note having a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Trustee for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under 'Currency Risks--Payment Currency' below. Such election will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the applicable payment date.

     In the case of a Registered Note having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Registered Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under 'Currency Risks--Payment Currency' below.

     Unless otherwise specified in the applicable Pricing Supplement, U.S. dollar payments of interest on Registered Notes (other than interest payable at Stated Maturity) will be made, except as provided below, by check mailed to the Registered Holders of such Notes (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary); provided, however, that, in the case of a Registered Note issued between a Regular Record Date and the related Interest Payment Date, unless otherwise specified in the related Pricing Supplement, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder of such Note on the related Regular Record Date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Registered Notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Notes not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Trustee for such Notes. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at the Stated Maturity of a Registered Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee for such Note in The City of New York.

     Any payment required to be made in respect of a Registered Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note is declared to be due and payable immediately as described under 'Description of Debt Securities--Events of Default' in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount (or face amount, in the case of an Indexed Principal Note) of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the 'interest method' (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

     The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note or for an Indexed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest

Payment Date, and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) shall be the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under 'Subsequent Interest Periods' and 'Extension of Maturity', and except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each March 15 and September 15 (each such day being an 'Interest Payment Date') and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, 'Accrue to Pay' is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ('30 over 360').

FLOATING RATE NOTES

     From its Original Issue Date to but not including the first Interest Reset Date (the 'Initial Interest Period'), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described in the Pricing Supplement. From each Interest Reset Date to but not including the following Interest Reset Date (each such period, an 'Interest Reset Period'; and together with the Initial Interest Period, the 'Interest Periods'), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the 'Base Rate'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the 'Spread Multiplier' is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except in each case as described below under 'Subsequent Interest Periods' and 'Extension of

Maturity', and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a 'LIBOR Note'), (ii) the Commercial Paper Rate (a 'Commercial Paper Rate Note'), (iii) the Treasury Rate (a 'Treasury Rate Note'), (iv) the Federal Funds Rate (a 'Federal Funds Rate Note'), (v) the CD Rate (a 'CD Rate Note') or (vi) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The 'Index Maturity' for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. 'H.15(519)' means the publication entitled 'Statistical Release H.15(519), 'Selected Interest Rates' ', or any successor publication, published by the Board of Governors of the Federal Reserve System. 'Composite Quotations' means the daily statistical release entitled 'Composite 3:30 p.m. Quotations for U.S. Government Securities' published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ('Maximum Interest Rate') and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ('Minimum Interest Rate'). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a 'Calculation Agent') to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Series D Floating Rate Note and Bankers Trust Company shall be the Calculation Agent for each Series E Floating Rate Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an 'Interest Reset Date'), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under 'Treasury Rate Notes'); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and

December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement; provided, however, that in all instances involving Floating Rate Notes issued prior to September 16, 1994 the interest rate in effect for the ten days immediately prior to Stated Maturity will be that in effect on the tenth day preceding Stated Maturity. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the 'Rate Determination Date') preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a 'CD Rate Determination Date' in the case of a CD Rate Note, a 'Commercial Paper Rate Determination Date' in the case of a Commercial Paper Rate Note, a 'Federal Funds Rate Determination Date' in the case of a Federal Funds Rate Note, a 'LIBOR Determination Date' in the case of a LIBOR Note or a 'Treasury Rate Determination Date' or a 'Constant Maturity Treasury Rate Determination Date' in the case of a Treasury Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ('Actual over 360'), in the case of LIBOR Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ('Actual over Actual'), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest

Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Commercial Paper Rate Notes, Fedral Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement (each such day being an 'Interest Payment Date'). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

CD Rate Notes


     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'CD Rate' for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'CD Rate Determination Date') for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading 'CDs (Secondary Market)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the 'CD Rate' for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading 'Certificates of Deposit'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'CD Rate' for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'CD Rate' for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Calculation Date' pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Commercial Paper Rate' for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'Commercial Paper Rate Determination Date') and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading 'Commercial Paper'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading 'Commercial Paper'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such

Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated 'AA' or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'Commercial Paper Rate' for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     'Money Market Yield' shall be a yield calculated in accordance with the following formula:

                                            D X  360
Money Market Yield     =        --------------------------------  X   100
                                       360 - (D X M)

where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the specified Index Maturity.

     The 'Calculation Date' pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Federal Funds Rate' for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a 'Federal Funds Rate

Determination Date') for Federal Funds as published in H.15(519) under the heading 'Federal Funds (Effective)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading 'Federal Funds/Effective Rate'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading 'Federal Funds (Effective)'; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the 'Federal Funds Rate' for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The 'Calculation Date' pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     'LIBOR' for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a 'LIBOR Determination Date'), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If 'LIBOR Telerate' is designated in the applicable Pricing Supplement, 'Designated LIBOR Page' means the display designated as page '3750' on the Dow Jones Telerate Service (or such other page as may replace page '3750' on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If 'LIBOR Reuters' is designated in the applicable Pricing Supplement, 'Designated

     LIBOR Page' means the display designated as page 'LIBO' on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page 'LIBO' on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, 'LIBOR' for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless 'Constant Maturity' is specified or unless otherwise specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ('Treasury securities') having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519)

under the heading 'U.S. Government Securities-Treasury bills-auction average (investment)' or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the 'Treasury Rate' for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the 'Treasury Rate' for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Treasury Rate Determination Date' for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     If 'Constant Maturity' is specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption 'U.S. Government/Securities/Treasury Constant Maturities/' in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the 'Constant Maturity--Treasury Rate' shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Constant Maturity Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows. The Calculation Agent will contact the Federal Reserve Board and request the Constant Maturity Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one of which may be Salomon Brothers Inc), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Constant Maturity Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     'The Constant Maturity Treasury Rate Determination Date' shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the 'CMT Rate') as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include Salomon Brothers Inc. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The 'Calculation Date' pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Registered Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate Note) with respect to such Registered Note or the Spread or Spread Multiplier (in the case of a Floating Rate Note) with respect to such Registered Note and, if so, the date or dates on which such interest rate or such Spread or Spread Multiplier, as the case may be, may be reset (each an 'Optional Reset Date').


     The Company shall notify the Trustee for a Registered Note whether or not it intends to exercise such option with respect to such Registered Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Registered Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Registered Note will mail to the Holder of such Registered Note a notice (the 'Reset Notice'), first class, postage prepaid, indicating whether the Company has elected to reset the interest rate (in the case of a Fixed Rate
Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) and if so, (i) such new interest rate or such new Spread or Spread Multiplier, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Registered Note (each such period a 'Subsequent Interest Period'), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Registered Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a

Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Registered Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Registered Note. Such notice shall be irrevocable. All Registered Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

     The Holder of a Registered Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Registered Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under 'Optional Redemption, Repayment and Repurchase' for optional repayment, except that the period for delivery of such Registered Note or notification to the Trustee for such Registered Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Registered Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee for such Registered Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

     The Company may from time to time offer Registered Notes ('Amortizing

Notes') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     The Company may from time to time offer Registered Notes ('Indexed Notes') on which certain or all interest payments (in the case of an 'Indexed Rate Note'), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an 'Indexed Principal Note'), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the 'Face Amount' of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (the 'Index'). A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.

     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be Salomon Brothers Inc or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be Salomon Brothers Inc or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall in the absence of manifest error be binding on all parties.

BOOK-ENTRY SYSTEM


     Upon issuance, and subject to the rules of the Depositary, all Fixed Rate Book-Entry Notes having the same Original Issue Date and otherwise identical terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the 'Depositary'), and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under 'Description of Debt Securities--Global Securities', will not otherwise be issuable as Certificated Notes.

     The Depositary has advised the Company and the Agent as follows: The Depositary is a limited-purpose trust company organized under New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under 'Description of Debt Securities-Global Securities'. The Depositary has confirmed to the Company, the Agent and the Trustees that it intends to follow such procedures.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Registered Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an 'Extension Period') up to but not beyond the date (the 'Final Maturity') set forth in such Pricing Supplement.

     The Company may exercise such option with respect to a Registered Note by notifying the Trustee for such Registered Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Registered Note. Not later than 40 days prior to the old Stated Maturity of such Registered Note, the Trustee for such Registered Note will mail to the Holder of such Registered Note a notice (the 'Extension Notice'), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Registered Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder of a Registered Note, the Stated Maturity of such Registered Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Registered Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Registered Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Extension Notice for such Registered Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Registered Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Registered Note. Such notice shall be irrevocable. All Registered Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

     If the Company extends the Stated Maturity of a Registered Note, the Holder of such Registered Note will have the option to elect repayment of such Registered Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Registered Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under 'Optional Redemption, Repayment and Repurchase' for optional repayment, except that the period for delivery of such Registered Note or notification to the Trustee for such Registered Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Registered Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee for such Registered Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Registered Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an 'Optional Redemption Date') on which such Note may be redeemed and the price (the 'Redemption Price') at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to a Registered Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, at least 30 but not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of such Registered Note. In the event of redemption of a Registered Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Registered Notes will not be subject to any sinking fund.

     The Pricing Supplement relating to each Registered Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an 'Optional Repayment Date') and the price (the 'Optional Repayment Price') at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

     In order for a Registered Note to be repaid, the Trustee for such Registered Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Registered Note with the form entitled 'Option to Elect Repayment' on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Note, the principal amount of such Registered Note to be repaid, the certificate number or a description of the tenor and terms of such Registered Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Registered Note to be repaid with the form entitled 'Option to Elect Repayment' on the reverse of the Registered Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Registered Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of a Registered Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Registered Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

     If a Registered Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Registered Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Registered Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.


     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Registered Note is an Original Issue Discount Note (other than an Indexed
Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The 'Amortized Face Amount' of a Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

     The Company may at any time purchase Registered Notes at any price in the open market or otherwise. Registered Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for such Notes for cancellation.

DEFEASANCE

     The defeasance provisions described in the Prospectus will not be applicable to the Registered Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Registered Note having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Registered Note. Depreciation of the Specified Currency for a Registered Note against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Registered Notes denominated in such currency. At present, the Company has identified the following currencies in which payments of principal, premium and interest on Registered Notes may be made: Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, French francs, German deutsche marks, Hong Kong dollars, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, the Company may determine at any time to issue Registered Notes with Specified Currencies other than those listed. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Registered Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make such payments in the manner set forth under 'Description of Registered Notes--Payment of Principal and Interest' above.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus Supplement is directed to prospective purchasers of Registered Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Registered Notes. Such persons should consult their own advisors with regard to such matters.

     Any Pricing Supplement relating to Registered Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Registered Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     If payment in respect of a Registered Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in

U.S. dollars until ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

     The equivalent of ECU in U.S. dollars as of any date (the 'Day of Valuation') shall be determined for Series D Notes by the Trustee for such Notes and for Series E Notes by the Exchange Rate Agent, on the following basis. The component currencies of ECU for this purpose (the 'Components') shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee or such Exchange Rate Agent, as the case may be, on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Trustee for the Series D Notes or the Exchange Rate Agent, as the case may be, shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Registered Notes.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             RISKS OF INDEXED NOTES


     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the 'Underlying Assets'). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS ON AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THE RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEXED NOTES TO AN INDEX AND TO THE UNDERLYING ASSETS CAN BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES. AN INDEXED
NOTE IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO TRANSACTIONS IN THE UNDERLYING ASSETS OF ANY INDEX RELEVANT TO THAT INDEXED NOTE.

                        UNITED STATES TAX CONSIDERATIONS

     The following is a summary of the principal U.S. Federal income tax consequences resulting from the beneficial ownership of Registered Notes by certain persons. This summary does not purport to consider all the possible U.S. Federal tax consequences of the purchase, ownership or disposition of the Registered Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Registered Notes held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Registered Notes (or currencies or composite currencies other than U.S. dollars ('Foreign Currency')) as a hedge against currency risks or as part of a straddle with other investments or as part of a 'synthetic security' or other integrated investment (including a 'conversion transaction') comprised of a Registered Note and one or more other investments, or purchasers that have a 'functional currency' other than the U.S. dollar. Except to the extent discussed below under 'Non-U.S. Holders', this summary is not applicable to non-United States persons not subject to U.S. Federal income tax on their worldwide income. This summary is based upon the U.S. Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Registered Notes or holders thereof and it does not discuss the tax treatment of Registered Notes denominated in certain hyperinflationary currencies or dual currency Registered Notes. Persons considering the purchase of Registered Notes should consult their own tax advisors concerning the application of the U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

U.S. HOLDERS
PAYMENTS OF INTEREST

     In general, interest on a Registered Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under 'Original Issue Discount'), will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a 'U.S. Holder') as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under 'Foreign Currency Notes', apply.

ORIGINAL ISSUE DISCOUNT

     The following discussion summarizes the United States Federal income tax consequences to U.S. Holders of Registered Notes issued with original issue discount ('OID'). U.S. Holders of Registered Notes issued with OID generally will be subject to special tax accounting rules provided in the Internal Revenue Code of 1986, as amended (the 'Code'). Treasury Department regulations (the 'OID Regulations') illustrate the rules provided by the Code.

     Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See 'Foreign Currency Notes--Foreign Currency Discount Notes'.

     General. A Registered Note will be treated as issued with OID (a 'Discount Note') if the excess of the Registered Note's 'stated redemption price at maturity' over its issue price is greater than a de minimis amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Registered Note (or any Registered Note that is part of an issue of Registered Notes) will be the first price at which a substantial amount of Registered Notes that are part of such issue of Registered Notes are sold (other than to underwriters, placement agents or wholesalers). Under the OID Regulations, the 'stated redemption price at maturity' of a Registered Note is the sum of all payments provided by the Note that are not payments of 'qualified stated interest'. A 'qualified stated interest' payment includes any stated interest payment on a Registered Note that is unconditionally payable at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments.

     In general, if the excess of a Registered Note's stated redemption price at maturity over its issue price is less than 1/4 of one percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, then such excess constitutes 'de minimis OID'. Under the OID Regulations, unless the election described below under 'Election to Treat All Interest as Original Issue Discount' is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under 'Original Issue Discount' will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Registered Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Registered Note.

     In certain cases, Registered Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Registered Note may be a Discount Note where, among other things, (i) a Note bearing interest at a floating rate (a 'Floating Rate Note') provides for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be; (ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) certain Registered Notes bear interest at a floating rate in combination with one or more other floating or fixed rates. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Registered Note will be a Discount Note.

     The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes. The amount of OID includible in gross income by a U.S. Holder of a Discount Note is the sum of the 'daily portions' of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds such Discount Note ('accrued OID'). The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.

     The amount of OID allocable to an accrual period equals the excess of (a) the product of the DIscount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. In the case of a Discount Note that is a Floating Rate Note, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield that is reasonably expected for the Note. (Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index). The 'adjusted issue price' of a Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. All payments on a Discount Note (other than a payment of qualified stated interest) generally will be viewed first as payments of previously accrued OID (to the extent thereof), with payments made for the earliest accrual periods first, and then as a payment of principal. If a portion of the initial purchase price of a Registered Note is attributable to interest that accrued prior to the Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the issue price will be decreased by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Registered Note.

     The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Discount Note (other than any payment of qualified stated interest) over the Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

     U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Notes.

     Acquisition Premium. A U.S. Holder that purchases a Discount Note for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being 'acquisition premium'), and that does not make the election described below under 'Original Issue Discount--Election to Treat All Interest as Original Issue Discount', is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under 'Original Issue Discount-General' above, treating the U.S. Holder's purchase price as the issue price.

     Optional Redemption. If the Company has an option to redeem a Discount Note, or the Holder has an option to cause a Note to be repurchased, prior to the Discount Note's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Note (the 'redemption price') as the stated redemption price at maturity, the yield on the Discount Note would be (i) in the case of an option of the Company, lower than its yield to stated maturity, or
(ii) in the case of an option of the Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Discount Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Discount Note were issued, on the presumed exercise date for an amount equal to the Discount Note's adjusted issue price on that date.

     Short-Term Notes. Under the Code, special rules apply with respect to OID on Registered Notes that mature one year or less from the date of issuance ('Short-Term Notes'). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on a straight-line basis or, at the election of the U.S. Holder, under the constant yield method (based on daily compounding). In the case of U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

     Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of 'acquisition discount', if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant yield basis.

     For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

NOTES PURCHASED AT A PREMIUM

     Under the Code, a U.S. Holder that purchases a Registered Note for an amount in excess of its stated redemption price at maturity will not be subject to the OID rules and may elect to treat such excess as 'amortizable bond premium', in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Registered Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ('IRS'). See also 'Original Issue Discount--Election to Treat All Interest as Original Issue Discount'.

NOTES PURCHASED AT A MARKET DISCOUNT

     A Registered Note, other than a Short-Term Note, will be treated as issued at a market discount (a 'Market Discount Note') if the amount for which a U.S. Holder purchased the Registered Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under 'Original Issue Discount--General'.

     In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A. U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     The market discount rules do not apply to a Short-Term Note.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     Any U.S. Holder may elect to include in gross income all interest that accrues on a Registered Note using the constant yield method described above under the heading 'Original Issue Discount-General,' with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant yield method to a Registered Note with respect to which this election has been made, the issue price of such Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing US. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Registered Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Registered Note with amortizable bond premium, the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the election is made or any debt instruments acquired thereafter. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

     If the election described above to apply the constant yield method to all interest on a Registered Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under 'Notes Purchased at a Market Discount' to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

PURCHASE, SALE AND RETIREMENT OF THE NOTES

     General. A U.S. Holder's tax basis in a Registered Note will generally equal its U.S. dollar cost (which, in the case of a Note purchased with a Foreign Currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short-Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Registered Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in such Note. The amount realized on a sale or retirement for an amount in Foreign Currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under 'Original Issue Discount--Short Term Notes' or 'Market Discount' or below under 'Foreign Currency Notes--Exchange Gain or Loss', and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Registered Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

FOREIGN CURRENCY NOTES

     Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payments in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between the exchange rate used to accrue such income and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Additionally, under the second method, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

     Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.


     Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

     Amortizable Bond Premium. In the case of a Registered Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Registered Notes.

     Market Discount. Market discount is determined in units of the Foreign Currency, accrued market discount that is required to be taken into account on the maturity or earlier disposition of a Registered Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss), accrued market discount currently includible in income by an electing U.S. Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the U.S. Holder held the Registered Note) and exchange gain or loss is determined on maturity or disposition of the Registered Note (as the case may be) in the manner described in 'Foreign Currency Notes--Interest Payments', above, with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method holder.

     Exchange Gain or Loss. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Registered Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

INDEXED NOTES

     The tax treatment of a U.S. Holder of an Indexed Note will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any noncontingent payments of principal and interest. Tax considerations relevant to holders of Indexed Notes will be discussed in the applicable Pricing Supplement.

NON-U.S. HOLDERS

     Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Holder (a 'Non-U.S. Holder') will not be subject to U.S.

Federal withholding tax, provided, in the case of interest (including OID), that
(i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either (A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'financial institution') and holds the Registered Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Registered Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to U.S. Federal income tax on such interest (or OID) in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States.

     Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of the Registered Note by a Non-U.S. Holder will not be subject to U.S. Federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Registered Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. Federal tax purposes at the time of such individual's death will not be subject to U.S. Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) described above.

     PURCHASERS OF REGISTERED NOTES WHO ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED

STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     In the event that a U.S. holder subject to the reporting requirements described above fails to supply its taxpayer identification number in the manner required by applicable law, provides an incorrect taxpayer identification number that is used by a payor on an information return or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to 'backup' withhold a tax equal to 31 percent of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note that is not a U.S. person if such holder has provided the required certification that it is not a U.S. person as set forth in clause (iii) in the first paragraph under 'Non-U.S. Holders' above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

     The Registered Notes are being offered on a continuous basis by the Company through the Agent, which has agreed to use its reasonable efforts to solicit orders to purchase Registered Notes. The Company will have the sole right to accept orders to purchase Registered Notes and may reject proposed purchases in whole or in part. The Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Registered Notes in whole or in part. The Company will pay the Agent a commission of from not more than .125% to not more than .750% of the principal amount of Registered Notes sold through it, depending upon the Stated Maturity.

     The Company may also sell Registered Notes at a discount to the Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by the Agent. After any initial public offering of Registered Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the Agent may offer Registered Notes purchased by it as principal to other dealers. Registered Notes sold by the Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Registered Note purchased by the Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Registered Note of identical maturity.

     No Registered Note will have an established trading market when issued. The Registered Notes will not be listed on any securities exchange. The Agent may make a market in the Registered Notes, but the Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Registered Notes, or that the Registered Notes will be sold. The Agent, whether acting as agent or principal, may be deemed to be an 'underwriter' within the meaning of the Securities Act. The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make in respect thereof.

     The Registered Notes have not been and will not be registered under the Securities and Exchange Law of Japan. The Company and the Agent will agree not to offer or sell any Registered Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person during the period of 90 days from the Original Issue Date of such Registered Note (which Registered
Note is denominated in Japanese yen) or 180 days from the Original Issue Date of such Registered Note (which Registered Note is a Dual Currency Note, Reverse Dual Currency Note or Optional Dual Currency Note) and that thereafter it will not do so except in circumstances that result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole.

     In addition to the Registered Notes being offered through the Agent as described herein, Bearer Notes that may have terms identical or similar to the terms of the Registered Notes may be concurrently offered by the Company on a continuous basis outside the United States by Salomon Brothers International Limited, Salomon Brothers AG or Salomon Brothers Hong Kong Limited pursuant to the Global Selling Agency Agreement between the Company, the Agent, Salomon Brothers International Limited, Salomon Brothers AG and Salomon Brothers Hong Kong Limited (the 'Selling Agency Agreement'). Pursuant to the Selling Agency Agreement, Salomon Brothers International Limited, Salomon Brothers AG and Salomon Brothers Hong Kong Limited may also purchase Bearer Notes as principal for their own accounts or for resale. Any Bearer Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Registered Notes that may be offered by this Prospectus Supplement and the Prospectus.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT AND THE PROSPECTUS) NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                -----
                PROSPECTUS SUPPLEMENT
Salomon Inc..................................     S-2
Important Currency Information...............     S-2
Description of Registered Notes..............     S-2
Currency Risks...............................    S-17
Risks of Indexed Notes.......................    S-19
United States Tax Considerations.............    S-20
Plan of Distribution.........................    S-28
                     PROSPECTUS
                (Selected Provisions)
Available Information........................       2
Incorporation of Certain Documents by
  Reference..................................       2
Salomon Inc..................................       3
Use of Proceeds..............................       3
Ratio of Earnings to Fixed Charges and
  Earnings to Fixed Charges and Preferred
  Dividends..................................       4
Description of Debt Securities...............       4
Description of Warrants......................      22
Limitations on Issuance of Bearer Securities
  and Bearer Warrants........................      28
Plan of Distribution.........................      29
ERISA Matters................................      30
Experts......................................      31
Legal Opinions...............................      31


$10,000,000,000

SALOMON INC

MEDIUM-TERM NOTES,
SERIES D AND SERIES E
DUE MORE THAN NINE
MONTHS FROM DATE OF ISSUE

----------------------------
SALOMON BROTHERS INC
        -------------------------------

PROSPECTUS SUPPLEMENT
DATED MARCH   , 1996

                   SUBJECT TO COMPLETION DATED MARCH 19, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March   , 1996)

U.S.$10,000,000,000
SALOMON INC
MEDIUM-TERM NOTES, SERIES D AND SERIES E
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

Salomon Inc (the 'Company') may from time to time offer pursuant to this Prospectus Supplement its Medium-Term Notes, Series D (the 'Series D Notes'), and its Medium-Term Notes, Series E (the 'Series E Notes' and, together with the Series D Notes, the 'Notes'), with an aggregate initial public offering price or purchase price of up to U.S.$10,000,000,000, or the equivalent thereof in one or more other currencies, including the European Currency Unit ('ECU'), subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. In addition to the Notes in bearer form ('Bearer Notes') being offered hereby, the Company may offer Notes in registered form ('Registered Notes') in the United States. Any Registered Notes sold will reduce the amount of Bearer Notes that may be sold hereunder. See 'Description of Bearer Notes--General'.

The Series D Notes will be issued as Senior Indebtedness, and the Series E Notes will be issued as subordinated debt. Subordinated debt will be subordinated to all Senior Indebtedness. See 'Description of Debt Securities--Subordinated Debt' in the Prospectus.

Each Bearer Note will not, in connection with its original issuance, or during the period of 40 days after its Original Issue Date, be offered, sold or delivered, directly or indirectly, within the United States or to U.S. Persons, except to the extent permitted under U.S. Treasury regulations. See 'Plan of Distribution'. All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by a Temporary Global Note to be delivered to a common depositary outside the United States for Euroclear and CEDEL. Beneficial interests in a Temporary Global Note will be exchangeable for beneficial interests in a Permanent Global Note or for individual Bearer Notes only in the manner and upon compliance with the procedures described under 'Description of Bearer Notes--Denomination, Form and Transfer'.

Payments in respect of Bearer Notes will be made without deduction for United States withholding taxes to the extent described herein. Each Bearer Note may be redeemed in whole, at the Redemption Price thereof, if certain events occur involving United States withholding taxes or information reporting requirements. See 'Tax Redemption' and 'Special Tax Redemption' under 'Description of Bearer Notes'.

Unless otherwise specified in the applicable Pricing Supplement, each Bearer Note will mature on a Business Day more than nine months from its date of issue

(the 'Stated Maturity'), with the final maturity to be agreed upon by the Company and the purchaser at the time of issuance. Each Bearer Note having a Specified Currency of German deutsche marks will have a Stated Maturity of not less than two years. Each Bearer Note may be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to maturity. Each Bearer Note will be denominated in the currency, which may be U.S. dollars or other currencies (including ECU), designated by the Company (the 'Specified Currency'). See 'Currency Risks'. A Bearer Note may bear interest at a fixed rate (a 'Fixed Rate Note'), which may be zero in the case of certain Discount Notes, or at a floating rate (a 'Floating Rate Note') determined by reference to LIBOR, the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Treasury Rate or any other Base Rate, as selected by the purchaser and agreed to by the Company, adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. Such fixed rate, Spread or Spread Multiplier may be subject to change as described in the applicable Pricing Supplement. Unless otherwise indicated, interest on each Fixed Rate Note will be payable annually in arrears on each September 15 (each an 'Interest Payment Date') and at Stated Maturity. A Bearer Note may be issued as an amortizing note (an 'Amortizing Note') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index. A Bearer Note may be issued as an indexed note (an 'Indexed Note') on which the amount of any interest payment, in the case of an Indexed Rate Note, and/or the principal amount payable at maturity, in the case of an Indexed Principal Note, will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula. See 'Description of Bearer Notes--Indexed Notes'. The Specified Currency, interest rate or interest rate formula, Issue Price, Stated Maturity, Interest Payment Dates, redemption and repayment provisions and certain other terms with respect to each Bearer Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus Supplement (a 'Pricing Supplement').

In accordance with guidelines set by the German central bank, Salomon Brothers AG has agreed to act as the arranger of all Bearer Notes denominated or payable in, or linked to, German deutsche marks and has confirmed that it is an authorized credit institution in accordance with the current guidelines of the German central bank. Application has been made to list the Bearer Notes on the Luxembourg Stock Exchange. The amount of Bearer Notes that may be listed on the Luxembourg Stock Exchange is limited to the U.S.$10,000,000,000 described in the
first paragraph above plus U.S.$           of Bearer Notes sold pursuant to
earlier prospectuses.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                      PRICE TO              AGENT'S                           PROCEEDS TO THE
                      PUBLIC(1)             COMMISSION(2)                     COMPANY(2)(3)

Per Bearer Note.....  100.000%              .125%-.750%                       99.250%-99.875%
Total(4)............  U.S.$10,000,000,000   U.S.$12,500,000-U.S.$75,000,000   U.S.$9,925,000,000-U.S.$9,987,500,000

--------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, the price to public will be 100% of the principal amount.

(2) The Company will pay to Salomon Brothers International Limited, Salomon Brothers AG and Salomon Brothers Hong Kong Limited (each an 'Agent') a commission of from .125% to .750% of the principal amount of any Bearer Note, depending upon its Stated Maturity, sold through the Agent.

(3) Before deduction of expenses payable by the Company estimated at U.S.$4,525,000, including reimbursement of certain expenses of the Agent.

(4) Or the equivalent thereof in other currencies (including ECU).

The Bearer Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit orders to purchase Bearer Notes. The Company may also sell Bearer Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by the Agent. In addition, an Agent may offer Bearer Notes purchased by it as principal to other dealers. Unless otherwise specified in the applicable Pricing Supplement, any Bearer Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Bearer Note of identical maturity. There can be no assurance that the maximum amount of Bearer Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Bearer Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or an Agent may reject any order to purchase Bearer Notes, whether or not solicited, in whole or in part. See 'Plan of Distribution'.

This Prospectus Supplement, the related Pricing Supplement and the accompanying Prospectus may be used by the Company, the Agents, each of which is a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the
Bearer Notes offered hereby and approximately U.S.$           of Bearer Notes
sold pursuant to earlier prospectuses, as described herein. The Agent or other such Company affiliates may act as principal or agent in such transactions. Such sales will be made at varying prices related to prevailing market prices at the time of sale.

SALOMON BROTHERS HONG KONG LIMITED
                     SALOMON BROTHERS INTERNATIONAL LIMITED
                                                             SALOMON BROTHERS AG

The date of this Prospectus Supplement is March   , 1996.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and any prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     IN CONNECTION WITH THIS OFFERING, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement (including the accompanying Pricing Supplement) and the accompanying Prospectus (the 'Prospectus') in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or an Agent. Neither the delivery of this Prospectus Supplement (including the accompanying Pricing Supplement) and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus Supplement (including the accompanying Pricing Supplement) and the Prospectus. This Prospectus Supplement (including the accompanying Pricing Supplement) and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     References herein to 'U.S. dollars' or 'U.S.$' are to the lawful currency to the United States.

     Pursuant to a Prospectus and Prospectus Supplement each dated February 25, 1992 (and applicable Pricing Supplements), filed with the Commission under Registration Statement No. 33-41932, and a Prospectus and Prospectus Supplements each dated February 12, 1993 (and applicable Pricing Supplements), filed with the Commission under Registration Statement No. 33-57922, a Prospectus and Prospectus Supplements each dated December 14, 1993 (and applicable Pricing Supplements) filed with the Commission under Registration Statement No. 33-51269, and a Prospectus and Prospectus Supplements each dated October 12, 1994 (and applicable Pricing Supplements), filed with the Commission under
Registration Statement No. 33-54929, the Company had outstanding as of March   ,
1996 approximately U.S. $               of its Medium-Term Notes, Series D and
E, of which approximately U.S. $               were Bearer Notes and
approximately U.S. $               were Registered Notes. The Bearer Notes
offered by this Prospectus Supplement are part of the same series of Notes as the Notes described in the preceding sentence.

                               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT                PAGE
-----------------------------------------------   ----

Incorporation of Certain Documents
  by Reference.................................   S-3

Salomon Inc ...................................   S-4


Selected Financial Information.................   S-5

Directors and Officers of the Company..........   S-6

Capitalization.................................   S-7

Description of Bearer Notes....................   S-8

Currency Risks.................................   S-25

Risks of Indexed Notes.........................   S-28

Taxation in the United States..................   S-29

Plan of Distribution...........................   S-30

General Information............................   S-31

       PROSPECTUS (SELECTED PROVISIONS)           PAGE
-----------------------------------------------   ----
Available Information..........................     2
Incorporation of Certain Documents
  by Reference.................................     2
Salomon Inc ...................................     3
Use of Proceeds................................     3
Ratio of Earnings to Fixed Charges
  and Earnings to Fixed Charges
  and Preferred Dividends......................     4
Description of Debt Securities.................     4
Description of Warrants........................    22
Limitations on Issuance of Bearer Securities
  and Bearer Warrants..........................    28
Plan of Distribution...........................    29
ERISA Matters..................................    30
Experts........................................    31
Legal Opinions.................................    31

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the 'Exchange Act') (File No. 1-4346), are incorporated herein by reference and shall be deemed to be disclosed herein: (i) the Annual Report on Form 10-K for the year ended December 31, 1994 (the '1994 10-K'); (ii) the Quarterly Report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and (iii) the Current Reports on Form 8-K dated February 2, 1995, February 27, 1995, April 25, 1995, July 11, 1995, July 20, 1995, October 19, 1995, December 4, 1995,
December 8, 1995, January 23, 1996, February 12, 1996 and March 5, 1996. All

documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities (including the Bearer Notes) shall be deemed to be incorporated by reference herein.

     Any statement contained in the Prospectus or this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement shall be deemed to be modified or superseded for purposes of the Prospectus and this Prospectus Supplement to the extent that a statement contained in the Prospectus or this Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus and this Prospectus Supplement.

     Copies of any documents incorporated herein by reference will be available at the office of Kredietbank S.A. Luxembourgeoise (the 'Listing Agent'), 43 Boulevard Royal, Luxembourg City 2955, Luxembourg. Any person receiving a copy of this Prospectus Supplement may obtain, without charge, upon written or oral request, a copy of any document incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference). Written or oral requests should be addressed to Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB (telephone: 44-171-721-3625).

     This Prospectus Supplement may be used for the offer, sale (including in secondary market transactions) and listing of Bearer Notes with an aggregate initial public offering price or purchase price of up to U.S.$10,000,000,000 or the equivalent thereof in other currencies, subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus relate. Pursuant to the Global Selling Agency Agreement between the Company, the Agent, Salomon Brothers AG and Salomon Brothers Inc (the 'Selling Agency Agreement'), the Company will represent to the Agent that as of the Original Issue Date of any Bearer Note, neither the Prospectus nor any amendment thereof or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (subject to certain exceptions contained in the Selling Agency Agreement). The Company has given an undertaking in connection with the listing of the Bearer Notes on the Luxembourg Stock Exchange to the effect that, so long as any Bearer Notes are issued by the Company, in the event of any material adverse change in the business or financial position of the Company that is not reflected in the Prospectus as then amended or supplemented, the Company will prepare an amendment or supplement to the Prospectus or publish a new Prospectus for use in connection with any subsequent offering and listing by the Company of Bearer Notes.

                                  SALOMON INC
GROUP PROFILE


     Salomon Inc was incorporated in 1960 under the laws of the State of Delaware. Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ('Salomon Brothers'), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities, formerly conducted by its Phibro Division, are conducted, as of January 1, 1996, by the Company's wholly-owned subsidiary Phibro Inc. ('Phibro') and its subsidiaries. Oil refining and gathering activities are conducted by Phibro Energy USA, Inc., which effective April 1, 1996 will be renamed Basis Petroleum, Inc. ('Basis Petroleum').

     The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SALOMON BROTHERS

     Salomon Brothers is an international investment banking firm that provides a variety of capital raising, market making and brokerage services to its clients worldwide, and engages in proprietary trading activities for its own account. Salomon Brothers has branches, subsidiaries or representative offices in Australia, Canada, China, France, Germany, Hong Kong, India, Italy, Japan, Malaysia, Mexico, Russia, Singapore, South Korea, Spain, Switzerland, Taiwan, Thailand, the United Kingdom and the United States, and affiliate relationships in Argentina, Brazil and South Korea. Salomon Brothers provides various services for its government, financial instution and corporate clients including fixed income and equity sales and trading, foreign exchange trading, emerging markets activities, fixed income and equity market research, investment banking and funds management. Salomon Brothers also executes trading and arbitrage strategies for its own account using debt, equity, and related derivative instruments. Principal operating subsidiaries of Salomon Brothers Holding Company Inc are Salomon Brothers Inc in New York, Salomon Brothers International Limited in London, Salomon Brothers Asia Limited in Tokyo, Salomon Brothers AG in Frankfurt with a branch in Tokyo, Salomon (International) Finance AG in Zug, Switzerland, and Salomon Swapco Inc in New York.

PHIBRO

     Phibro trades commodities through its principal offices in Westport (Connecticut), London and Singapore. Phibro consists of five principal trading groups: oil, natural gas, metals, non-exchange traded commodities and soft commodities. The non-exchange traded category includes petrochemicals, plastics, coal, coke, and fertilizers. Soft commodities traded include coffee, cocoa, grains, and sugar. Phibro makes extensive use of futures markets and is a participant in the over-the-counter derivatives market.

BASIS PETROLEUM

     Basis Petroleum, with headquarters in Houston, Texas, owns and operates three oil refineries in the U.S. Gulf Coast area, with a combined design crude oil throughput capacity of approximately 272,000 barrels per day and additional throughputs of purchased feedstocks of approximately 39,000 barrels per day.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial information of the Company and its consolidated subsidiaries with respect to the years 1990 through 1994 has been derived from audited financial statements contained in the Company's Annual Reports on Form 10-K and with respect to the nine months ended September 30, 1995 and 1994, from unaudited financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1995 and 1994. Such information should be read in conjunction with the consolidated financial statements and related notes contained in the Company's 1994 Annual Report on Form 10-K and such Quarterly Report on Form 10-Q, which are incorporated herein by reference. Certain prior period amounts have been reclassified to conform with the current year presentation as presented in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

                                                                                                     NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                           SEPTEMBER 30,
                                  --------------------------------------------------------------    --------------------
                                    1994          1993          1992          1991        1990        1995        1994
                                  --------      --------      --------      --------    --------    --------    --------
                                                    (Millions of U.S. Dollars)                          (unaudited)
Consolidated revenues, net of
  interest expense.............   $  1,386      $  4,199      $  3,859      $  3,527    $  2,987    $  2,325    $  1,290
Income (loss) before taxes and
  cumulative effect of change
  in accounting principles by
  segment:
  Salomon Brothers.............       (963)        1,575 (1)     1,390(2)      1,036(3)      416    $    497    $   (547)
  Phibro.......................         81           (15)(1)      (194)           47         361          29         105
  Basis Petroleum..............         18           (46)(1)       (47)          (80)        146         (59)         13
  Philipp Brothers.............         --            --            --            --        (323)(4)       --         --
  Corporate and Other..........         33           (49)(1)       (93)          (84)        (94)          7          19
                                  --------      --------      --------      --------    --------    --------    --------
Consolidated income (loss)
  before taxes and cumulative
  effect of changes in
  accounting principles........   $   (831)     $  1,465(1)   $  1,056      $    919    $    506    $    474    $   (410)
Consolidated net income
  (loss).......................   $   (399)     $    827      $    550      $    507    $    303    $    289    $   (242)


                                                         AT DECEMBER 31,                              AT SEPTEMBER 30,
                                  --------------------------------------------------------------    --------------------

                                    1994          1993          1992          1991        1990        1995        1994
                                  --------      --------      --------      --------    --------    --------    --------
                                                    (Millions of U.S. Dollars)                          (unaudited)

Total assets...................   $172,732      $184,835      $159,459      $ 97,424    $109,877    $162,586    $158,486
Term debt......................     15,202        11,692         8,533         7,082       4,976      13,341      15,568
Redeemable preferred stock.....        700           700           700           700         700         700         700
Stockholders' equity:
  Preferred....................        312           312           112           112          --         312         312
  Common.......................      3,480         4,234         3,519         3,255       2,829       3,687       3,673

------------------

(1) Does not include a $65 million charge that is the cumulative effect of a change in accounting principles. The charge is allocated as follows: Salomon Brothers $35 million; Phibro Division $1 million; Phibro USA $6 million and Corporate and Other $23 million.

(2) Salomon Brothers' 1992 results include a $185 million pretax charge related to the settlement with U.S. government authorities of investigations into the U.S. Treasury auction matters.

(3) Salomon Brothers' 1991 results include a $200 million pretax charge related to the establishment of a reserve associated with the U.S. Treasury auction and related matters.

(4) Philipp Brothers' 1990 results include a special charge of $155 million before taxes incurred in connection with the downsizing of the segment.

                     DIRECTORS AND OFFICERS OF THE COMPANY

     The directors of the Company, together with their principal occupations, are:

NAME                            OCCUPATION
------------------------------  ------------------------------------------------
Dwayne O. Andreas.............  Chairman of the Board and Chief Executive of
                                Archer Daniels Midland Company
Warren E. Buffett*............  Chairman of the Board and Chief Executive
                                Officer of Berkshire Hathaway Inc.
Robert E. Denham*.............  Chairman and Chief Executive Officer of the
                                Company
Claire M. Fagin...............  Leadership Professor, School of Nursing,
                                University of Pennsylvania
John L. Haseltine.............  Managing Director of Salomon Brothers Inc
Gedale B. Horowitz............  Executive Vice President of the Company
Deryck C. Maughan.............  Executive Vice President of the Company and
                                Chairman and Chief Executive Officer of Salomon
                                  Brothers Inc
David O. Maxwell..............  Retired Chairman and Chief Executive Officer of
                                Federal National Mortgage Association
William F. May*...............  Chairman and Chief Executive Officer of the
                                Statue of Liberty-Ellis Island Foundation, Inc.
Charles T. Munger.............  Vice Chairman of the Board of Berkshire Hathaway
                                Inc.
Shigeru Myojin................  Vice Chairman of Salomon Brothers Inc
Louis A. Simpson*.............  President and Chief Executive Officer, Capital
                                Operations, of GEICO Corporation
Robert G. Zeller*.............  Retired investment banker

------------------
* Executive committee member.

     The officers of the Company, in addition to those directors who serve as officers of the Company, are:

NAME                            TITLE
------------------------------  ------------------------------------------------

Jerome H. Bailey..............  Chief Financial Officer

Walter E. Baker...............  Senior Vice President

Richard J. Carbone............  Controller


Linda Descano Nelson..........  Vice President--Environmental Affairs

William J. Jennings...........  Senior Vice President

John G. Macfarlane............  Treasurer

Robert H. Mundheim............  Executive Vice President and General Counsel

Gerald P. Nagy................  Vice President--Taxes

Arnold S. Olshin..............  Secretary

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company and its consolidated subsidiaries as of September 30, 1995. The largest component of short-term capitalization is securities sold under agreements to repurchase, which are collateralized principally by U.S. government and agency securities. There have been no material changes to the capitalization of the Company as a result of the issuance of debt, including the Notes, since September 30, 1995, other than the following. On October 31, 1995, the Company redeemed $140 million of its Series A Preferred Stock for cash. On December 4, 1995, the Company issued $250,000,000 of its 6.70% Senior Notes Due 1998. On February 13, 1996, the Company issued 500,000 shares of 8.40% Cumulative Preferred Stock, Series E. On February 20, 1996, the Company issued $500,000,000 of its 6 3/4% Senior Notes Due 2003. In the normal course of business, the Company's short-term borrowings outstanding may vary significantly at any particular point in time.

                                                                   (MILLIONS OF
                                                                  U.S. DOLLARS)
Short-term borrowings:
    Securities sold under agreements to repurchase..............  $      77,817
    Bank borrowings.............................................          2,190
    Securities loaned...........................................          1,288
    Deposit liabilities.........................................          1,390
    Commercial paper............................................            645
    Other.......................................................            907
                                                                  --------------
         Total short-term borrowings............................  $      84,237
                                                                  --------------
                                                                  --------------
Collateralized mortgage obligations.............................  $       2,516
                                                                  --------------
                                                                  --------------
Term debt.......................................................  $      13,341
                                                                  --------------

                                                                  --------------
Redeemable preferred stock, without par value (700,000 Series A cumulative convertible shares, redeemable at assigned value,
  issued and outstanding)(1)....................................  $         700
                                                                  --------------
                                                                  --------------
Stockholders' equity:
    Preferred stock, without par value (consisting of (a)
      225,000 Series C cumulative shares issued and outstanding, represented by 4,500,000 Depositary Shares, each
      representing a one-twentieth interest in a share of such
      Preferred Stock, redeemable only at the Company's option
      at any time on or after June 30, 1996, at a price of $500
      per share, and (b) 400,000 Series D cumulative shares
      issued and outstanding, represented by 8,000,000 De-
      positary Shares, each representing a one-twentieth
      interest in a share of such Preferred Stock, redeemable
      only at the Company's option at any time after March 31,
      1998 at a price of $500 per share)(1).....................  $         312
    Common stock, par value $1 per share (250,000,000 shares
      authorized; 155,642,470 shares issued)....................            156
    Additional paid-in capital..................................            287
    Retained earnings...........................................          4,866
    Cumulative translation adjustments..........................             13
    Equity Partnership Plan, net................................             --
    Common stock held in treasury, at cost (49,211,244
      shares)...................................................         (1,635)
                                                                  --------------
         Total stockholders' equity.............................  $       3,999
                                                                  --------------
                                                                  --------------

------------
    In addition to the items included in the table above, the Company's liabilities at September 30, 1995 included financial and commodities-related instruments sold, not yet purchased, and other contractual commitments of $48.4 billion, and payables and accrued liabilities of $9.4 billion. As of September 30, 1995, the Company had repurchased approximately 41,000 shares of its common stock during the first three quarters of 1995 at an aggregate cost of $1.6 million under a share repurchase program authorized by the Company's Board of Directors. As of September 30, 1995, the Company was authorized to repurchase an additional 9.8 million shares of common stock under such program. See Part I
Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.

(1) The Company is authorized to issue an aggregate of 5,000,000 shares of preferred stock.

    See Note 8 to the Company's consolidated financial statements incorporated herein by reference from the Company's 1994 Form 10-K for a description of the preferred share purchase rights outstanding and the authorization of a series of preferred stock purchasable upon exercise of such rights.

                          DESCRIPTION OF BEARER NOTES

     The following description of the particular terms of the Bearer Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. Numerical references in parentheses below are to sections in the Senior Debt Indenture and the Subordinated Debt Indenture. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Series D Notes are a series of Debt Securities issued under the Senior Debt Indenture, and the Series E Notes are a series of Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to U.S. $10,000,000,000 or the equivalent thereof in one or more other currencies (including ECU), which amount is subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus
relate. In addition, the Company had outstanding as of March   , 1996
approximately U.S. $               of Series D Bearer Notes and approximately
U.S. $               of Series D Registered Notes sold pursuant to earlier
prospectuses. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the 'Market Exchange Rate') for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for both Series of Notes (the 'Exchange Rate Agent').

     The Notes will consist of Bearer Notes and Registered Notes, each of which will be offered on a continuous basis. In connection with their original issuance or during the period of 40 days after their Original Issue Dates, Bearer Notes will not be offered, sold or delivered, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under 'Plan of Distribution'. As used herein, 'United States' means the United States of America and its possessions, and 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


     Payments in respect of Bearer Notes will be made without deduction for United States withholding taxes to the extent described under 'Payment of Additional Interest' below. Each Bearer Note may be redeemed at the Redemption Price applicable thereto, if certain events occur involving United States withholding taxes or information reporting requirements. See 'Tax Redemption' and 'Special Tax Redemption' below. Other than in such event, Bearer Notes may not be redeemed by the Company prior to Stated Maturity (as defined below) unless otherwise specified in the applicable Pricing Supplement. See 'Optional Redemption, Repayment and Repurchase' below. The Bearer Notes will not be subject to any sinking fund.

     Unless otherwise specified in the applicable Pricing Supplement, each Bearer Note will mature at par on a Business Day more than nine months from its Original Issue Date (as defined below), as selected by the purchaser and agreed to by the Company (the 'Stated Maturity'). Each Bearer Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, at a price specified in the applicable Pricing Supplement prior to its Stated Maturity.

Notwithstanding the foregoing, each Bearer Note having a Specified Currency of Japanese yen will have a Stated Maturity of not less than one year from its Original Issue Date, and will not be subject to optional redemption or repayment prior to such time. Each Bearer Note having a Specified Currency of German deutsche marks will have a Stated Maturity of not less than two years from the Original Issue Date and will not be subject to optional redemption or repayment prior to such time. Each Bearer Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time. No Bearer Note will be issued without a final maturity.

     The Pricing Supplement relating to a Bearer Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such
Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note and/or an Indexed Note; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the 'Issue Price'); (iv) the date on which such Note will be issued (the 'Original Issue Date'); (v) the date of the Stated Maturity; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi)

whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under 'Optional Redemption, Repayment and Repurchase' below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; and (xii) any other terms of such Note not inconsistent with the provisions of the Indenture under which such Note will be issued.

     'Business Day' with respect to any Bearer Note means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York, (b) London, England, (c) the place in which such Note or any Coupon relating thereto is presented for payment or (d) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium). 'London Banking Day' with respect to any Bearer Notes means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

     'Original Issue Discount Note' means (i) a Bearer Note, including any such Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at Stated Maturity, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and (ii) any other Bearer Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

     A 'basis point' or 'bp' equals one one-hundredth of a percentage point.

STATUS

     The Series D Notes will be issued under the Senior Debt Indenture, will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Series E Notes will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See 'Description of Debt Securities--Subordinated Debt' in the Prospectus. As of September 30, 1995, the aggregate principal
amount of Senior Indebtedness outstanding was U.S. $    billion, consisting of
the following: U.S. $    billion of term debt, U.S. $   billion in commercial
paper and U.S. $    billion in other short-term borrowings.

DENOMINATION, FORM AND TRANSFER

     Unless otherwise provided in the applicable Pricing Supplement, the minimum aggregate principal amount of Bearer Notes that may be purchased is U.S. $25,000 or the approximate equivalent thereof in other currencies. The authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S. $25,000 and any larger amount that is an integral multiple of U.S. $5,000, and the authorized denominations of Bearer Notes having a Specified Currency other than U.S. dollars will be, unless otherwise specified in the applicable Pricing Supplement, the approximate equivalents thereof in the Specified Currency.

     All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by interests in a single temporary Global Security in bearer form, without Coupons (a 'Temporary Global Note'), to be deposited with a common depositary in London (the 'Depositary') for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ('Euroclear') and Cedel Bank, Societe Anonyme ('CEDEL'), for credit to the accounts designated by or on behalf of the purchasers thereof. On or after the 40th day following the issuance of a Temporary Global Note (the 'Exchange Date'), and subject to the receipt of a Certificate of Non-U.S. Beneficial Ownership, beneficial interests in that Temporary Global Note will be exchangeable for interests in a definitive Global Security in bearer form, without Coupons (a 'Permanent Global Note'), in a denomination equal to the aggregate principal amount of all interests in the Temporary Global Note so exchanged. A 'Certificate of Non-U.S. Beneficial Ownership' is a certificate, to the effect that a beneficial interest in a Temporary Global Note is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations, that is delivered in respect of the Exchange Date or in respect of any Interest Payment Date prior to the Exchange Date. Each Permanent Global Note will be deposited with the Depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners thereof. The beneficial owner of a Bearer Note represented by an interest in a Permanent Global Note may, upon 30 days' notice to the Trustee for such Note given through either Euroclear or CEDEL and in accordance with such reasonable procedures as Euroclear or CEDEL may prescribe from time to time, exchange such interest for one or more individual Bearer Notes, with appropriate Coupons attached, in any authorized denomination or denominations. No Bearer Note will be delivered in or to the United States and its possessions. References herein to 'Bearer Notes' shall, except where otherwise indicated, include interests in a Temporary or Permanent Global Note as well as individual Bearer Notes and any appurtenant Coupons.

     Transfers of interests in a Temporary or Permanent Global Note will be made by Euroclear or CEDEL in accordance with their customary operating procedures. Title to individual Bearer Notes and Coupons will pass by physical delivery. The bearer of each Coupon, whether or not the Coupon is attached to an individual Bearer Note, shall be subject to and bound by all the provisions contained in the individual Bearer Note to which such Coupon relates. The bearer of any individual Bearer Note and any Coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such Note or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

     The following legend will appear on each Global Note and on all individual Bearer Notes and any Coupons: 'Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the

Internal Revenue Code.' The sections referred to in the legend provide that,

with certain exceptions, a United States taxpayer who holds an interest in a Global Note or an individual Bearer Note or Coupon will not be permitted to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, an interest in such Global Note or such individual Bearer Note or Coupon. See 'Limitations on Issuance of Bearer Securities and Bearer Warrants' in the accompanying Prospectus.

     Bearer Notes may not be exchanged for Registered Notes.

PAYMENTS AND PAYING AGENTS

     Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for Bearer Notes having Specified Currencies other than U.S. dollars, payments of the principal of and any premium and interest on a Bearer Note will be made only in the Specified Currency for such Note. See 'Currency Risks' below.

     Interest on each Temporary Global Note will be paid to each of Euroclear and CEDEL with respect to that portion of such Temporary Global Note held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership and upon notation thereon of such payment. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such Temporary Global Note.

     The principal of and any premium or interest on each Permanent Global Note will be paid to each of Euroclear and CEDEL with respect to that portion of such Permanent Global Note held for its account upon notation thereon of such payment. Each of Euroclear and CEDEL will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such Permanent Global Note. All such payments will be made to Euroclear and CEDEL in immediately available funds.

     A payment in respect of an individual Bearer Note or any Coupon will be made only against surrender of such Note or Coupon at the offices of such Paying Agents outside the United States and its possessions as the Company may from time to time appoint. At the direction of the Holder of such a Note or Coupon, and subject to applicable laws and regulations, such payments will be made by check drawn on a bank in The City of New York (in the case of a U.S. dollar payment) or outside the United States (in the case of a payment in a currency other than U.S. dollars) mailed to an address outside the United States and its possessions furnished by such Holder or, at the option of such Holder, by wire transfer (pursuant to written instructions supplied by such Holder) to an account maintained by the payee with a bank located outside the United States and its possessions. No payment in respect of an individual Bearer Note or Coupon will be made upon presentation of such Note or Coupon at any office or agency of either Trustee or any other paying agency maintained by the Company in the United States and its possessions, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States and its possessions. Notwithstanding the foregoing, if U.S. dollar payments in respect of Bearer Notes or any Coupons at the offices of all Paying Agents outside the United States and its possessions become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agency (which may be a Trustee) in the United States at which such payments may be made.

     Payments of principal and interest (if any) with respect to Notes denominated and payable in ECU will be made at the specified office of a Paying Agent outside the United States and its possessions by credit or transfer to an ECU account located outside the United States and its possessions specified by the payee. Payments in a component currency (if required, as set forth under 'Currency Risks-Payment Currency' below) will be made in the Payment Currency (as defined below) at the specified office of a Paying Agent in the country of the Payment Currency or, if none or at the option of the holder, at the specified office of any Paying Agent outside the United States and its possessions either by a check drawn on, or by transfer to an account specified by the payee with, a bank in the financial center of the country of the Payment Currency. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto, but without prejudice to the provisions regarding taxation discussed below.

     The specified offices of the Trustees and the names and offices of the initial Paying Agents are set forth at the end of this Prospectus Supplement. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent (which may be a Trustee) in at least one city in Europe, which, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange and that exchange shall so require, shall include Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a Trustee or any Paying Agent will be given to the Holders of Bearer Notes in accordance with 'Notices' below.

     Any payment required to be made in respect of a Bearer Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note is declared to be due and payable immediately as described under 'Description of Debt Securities--Events of Default' in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount (or face amount, in the case of an Indexed Principal Note) of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the 'interest method' (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

FIXED RATE NOTES


     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except that, if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable annually in arrears on each September 15 (each such day being an 'Interest Payment Date') and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, 'Accrue to Pay' is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ('30 over 360').

FLOATING RATE NOTES

     From its Original Issue Date to but not including the first Interest Reset Date (the 'Initial Interest Period'), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described in the Pricing Supplement. From each Interest Reset Date to but not including the following Interest Reset Date (each such period, an 'Interest Reset Period'; and together with the Initial Interest Period, the 'Interest Periods'), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the 'Base Rate'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the 'Spread Multiplier' is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except that, if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note:(i) LIBOR (a 'LIBOR Note'), (ii) the Commercial Paper Rate (a 'Commercial Paper Rate Note'),(iii) the Treasury Rate (a 'Treasury Rate Note'),
(iv) the Federal Funds Rate (a 'Federal Funds Rate Note'), (v) the CD Rate (a 'CD Rate Note') or (vi) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The 'Index Maturity' for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. 'H.15(519)' means the publication entitled 'Statistical Release

H.15(519), 'Selected Interest Rates' ', or any successor publication, published by the Board of Governors of the Federal Reserve System. 'Composite Quotations' means the daily statistical release entitled 'Composite 3:30 p.m. Quotations for U.S. Government Securities' published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ('Maximum Interest Rate') and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ('Minimum Interest Rate'). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a 'Calculation Agent') to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Series D Floating Rate Note and Bankers Trust Company shall be the Calculation Agent for each Series E Floating Rate Note. All determinations of interest by the Calculation Agents shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an 'Interest Reset Date'), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under 'Treasury Rate Notes' below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement; provided, however, that in all instances involving Floating Rate Notes issued prior to September 16, 1994 the interest rate for the ten days immediately prior to Stated Maturity will be that in effect on the tenth day preceding Stated Maturity. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the 'Rate Determination Date') preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a 'CD Rate Determination Date' in the case of a CD Rate Note, a 'Commercial Paper Rate Determination Date' in the case of a Commercial Paper Rate Note, a 'Federal Funds Rate Determination Date' in the case of a Federal Funds Rate Note, a 'LIBOR Determination Date' in the case of a LIBOR Note or a 'Treasury Rate Determination Date' or a 'Constant Maturity Treasury Rate Determination Date' in the case of a Treasury Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the date 15 calendar days immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ('Actual over 360'), in the case of LIBOR Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ('Actual over Actual'), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating

Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement (each such day being an 'Interest Payment Date'). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. In addition, such information will be communicated to the Luxembourg Stock Exchange and will be made available at the offices of the Paying Agents in Luxembourg and at the Luxembourg Stock Exchange.

CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'CD Rate' for each Interest Reset Period shall be the rate as of the second Business

Day prior to the Interest Reset Date for such Interest Reset Period (a 'CD Rate Determination Date') for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading 'CDs (Secondary Market)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the 'CD Rate' for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading 'Certificates of Deposit'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'CD Rate' for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'CD Rate' for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Calculation Date' pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Commercial Paper Rate' for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'Commercial Paper Rate Determination Date') and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading 'Commercial Paper'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite

Quotations under the heading 'Commercial Paper'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated 'AA' or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'Commercial Paper Rate' for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     'Money Market Yield' shall be a yield calculated in accordance with the following formula:

                                            D X   360
Money Market Yield     =        --------------------------------  X      100
                                       360 - (D X M)

where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the specified Index Maturity.

     The 'Calculation Date' pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Federal Funds Rate' for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset

Period (a 'Federal Funds Rate Determination Date') for Federal Funds as published in H.15(519) under the heading 'Federal Funds (Effective)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in

Composite Quotations under the heading 'Federal Funds/Effective Rate'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading 'Federal Funds (Effective)'; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the 'Federal Funds Rate' for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The 'Calculation Date' pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     'LIBOR' for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a 'LIBOR Determination Date'), the Calculation Agent for such LIBOR Note will determine of the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If 'LIBOR Telerate' is designated in the applicable Pricing Supplement, 'Designated LIBOR Page' means the display designated as page '3750' on the Dow Jones Telerate Service (or such other page as may replace page '3750' on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If 'LIBOR Reuters' is designated in the applicable Pricing Supplement, 'Designated LIBOR Page' means the display designated as page 'LIBO' on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page 'LIBO' on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, 'LIBOR' for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless 'Constant Maturity' is specified or unless otherwise specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ('Treasury securities') having the Index Maturity specified in the applicable Pricing Supplement as such rate shall be published in H.15(519) under the heading 'U.S. Government Securities--Treasury bills--auction average (investment)' or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the 'Treasury Rate' for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the 'Treasury Rate' for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Treasury Rate Determination Date' for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     If 'Constant Maturity' is specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption 'U.S. Government/Securities/Treasury Constant Maturities/' in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the 'Constant Maturity-Treasury Rate' shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Constant Maturity Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows. The Calculation Agent will contact the Federal Reserve Board and request the Constant Maturity Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one of which may be Salomon Brothers Inc), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Constant Maturity Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     'The Constant Maturity Treasury Rate Determination Date' shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the 'CMT Rate') as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include Salomon Brothers Inc. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The 'Calculation Date' pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

AMORTIZING NOTES

     The Company may from time to time offer Bearer Notes ('Amortizing Notes') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     The Company may from time to time offer Bearer Notes ('Indexed Notes') on which certain or all interest payments (in the case of an 'Indexed Rate Note'), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an 'Indexed Principal Note'), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the 'Face Amount' of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (the 'Index'). The issuance of Indexed Notes denominated in German deutsche marks will be made in compliance with the policy of the German Central Bank regarding the indexation of deutsche mark denominated debt obligations. A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.

     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless otherwise specified in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be Salomon Brothers Inc or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be Salomon Brothers Inc or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall in the absence of manifest error be binding on all parties.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Bearer Note will indicate either that such Note cannot be redeemed (other than as provided under 'Tax Redemption' and 'Special Tax Redemption' below) prior to its Stated Maturity or that such Note will be redeemable at the option of the Company in whole or in part, and the date or dates (each an 'Optional Redemption Date') on which such Note may be redeemed and the price (the 'Redemption Price') at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to a Bearer Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, such Trustee shall provide notice of such redemption to the Holder of such Bearer Note in accordance with 'Notices' below. In the event of redemption of a Bearer Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. Bearer Notes redeemed prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, appertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment. The Bearer Notes will not be subject to any sinking fund.

     The Pricing Supplement relating to each Bearer Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an 'Optional Repayment Date') and the price (the 'Optional Repayment Price') at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date. Bearer Notes that are to be repaid prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, pertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment.

     In order for a Bearer Note to be repaid, the Principal Paying Agent must receive the Bearer Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of a Bearer Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of a Bearer Note for less than the entire principal amount of such Note, provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Bearer Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued to the Holder of such repaid Note.

     If a Bearer Note is represented by a Global Security, the Depositary will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary will timely exercise a right to repayment with respect to a particular Bearer Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Bearer
Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Bearer Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date or repayment, as the case may be. The 'Amortized Face Amount' of a Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

     The Company may at any time purchase Bearer Notes at any price in the open market or otherwise. Bearer Notes so purchased by the Company may, at the discretion of the Company, be held or resold (in which case the Company will comply with applicable selling restrictions contained in the Treasury Regulations as described herein) or surrendered to the Trustee for such Notes for cancellation (together with any unmatured Coupons attached thereto or purchased therewith).

TAX REDEMPTION

     The Bearer Notes of a series may be redeemed at the option of the Company in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice in accordance with 'Notices' below (which notice shall be irrevocable), at the respective Redemption Prices thereof, if the Company has or will become obligated to pay additional interest on such Notes as described under 'Payment of Additional Interest' below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after their respective Original Issue Dates, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest were a payment in respect of such Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent counsel to the effect that the Company has or will become obligated to pay such additional interest as a result of such change or amendment (Section 1302).

PAYMENT OF ADDITIONAL INTEREST

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the Holder of a Bearer Note or Coupon that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such Note or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note or Coupon to be then due and payable. However, the Company will not be required to make any such payment of additional interest to such Holder for or on account of:

          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a passive foreign investment company, a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Bearer Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Bearer Note or Coupon;

          (e) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Bearer Note or Coupon, if such payment can be made without such deduction or withholding by any other Paying Agent;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Bearer Note or Coupon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a pre-condition to relief or exemption from such tax, assessment or other governmental charge; or

          (g) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns ten percent or more of the combined voting power of all classes of stock of the Company (taking into account applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the 'Code')) or is a controlled foreign corporation related to the Company through stock ownership;

nor shall such additional interest be paid with respect to a payment on a Bearer

Note or Coupon to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Bearer Note or Coupon (Section 1202).

     The term 'United States Alien' means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust (Section 101).

SPECIAL TAX REDEMPTION

     If the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Note of a series that is not a Floating Rate Note or Coupon appertaining thereto (an 'Affected Security') would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a) (ii) or (b), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Affected Securities in whole, but not in part, at the Redemption Price thereof, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the 'Determination Notice') stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as described in the next succeeding sentence. If the Affected Securities are to be redeemed as described in this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee for the Notes to be redeemed at least 60 days before the Redemption Date. Notice of such redemption shall be given to the Holders of the Affected Securities at least 30 but not more than 60 days prior to the Redemption Date. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities if the Company shall subsequently determine, at least 30 days prior to the Redemption Date, that subsequent payments on the Affected Securities would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination and any earlier redemption notice given as described in this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice as described in this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph have occurred, and an opinion of independent counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such Affected Security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in such Affected Security to be then due and payable. If the Company elects to pay additional interest as described in this paragraph, then the Company shall have the right thereafter to redeem the Affected Securities at any time in whole, but not in part, at the Redemption Price thereof, subject to the provisions described in the last three sentences of the immediately preceding paragraph. If the Company elects to pay additional interest as described in this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities in whole, but not in part, at the Redemption Price thereof, subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company as described in the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest as described in this paragraph (Section 1302).

DEFEASANCE

     The defeasance provisions described in the Prospectus will not be applicable to the Bearer Notes.

REPLACEMENT OF BEARER NOTES AND COUPONS

     If an individual Bearer Note or Coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the Principal Paying Agent for such Note in London; or, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as the Company or the Trustee for such Note may reasonably require. Mutilated or defaced Bearer Notes or Coupons must be surrendered before replacements will be issued.

NOTICES

     All notices to Holders of Bearer Notes will be deemed to have been duly given if published on two separate Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so requires, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notices shall be deemed to have been given on the date of the first such publication.

UNCLAIMED MONIES

     All monies paid by the Company to a Trustee or a Paying Agent for the payment of principal of or any premium or interest on any Bearer Note or for the payment of any Coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to the Company, at its written request, and the Holder of such Note or Coupon will thereafter look only to the Company for payment, such payment to be made only outside the United States.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Bearer Note having a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including ECU and any other such composite currency) in which a purchaser conducts its business or activities (the 'home currency') entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Bearer Note. Depreciation of the Specified Currency for a Bearer Note against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a home currency basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Bearer Notes denominated in such currency. At present, the Company has identified the following currencies in which payments of principal, premium and interest on Bearer Notes may be made: Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, French francs, German deutsche marks, Hong Kong dollars, Italian lire, Japanese yen, New Zealand dollars, Pounds sterling, U.S. dollars and ECU. However, the Company may determine at any time to issue Bearer Notes with Specified Currencies other than those listed. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Bearer Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make such payments in the manner set forth under 'Payment Currency' below.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN BEARER NOTES DENOMINATED IN A CURRENCY OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN BEARER NOTES DENOMINATED IN A CURRENCY OTHER THAN THE PURCHASER'S HOME CURRENCY. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Any Pricing Supplement relating to Bearer Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

VALUE OF ECU

     Subject to the provisions set forth under 'Payment Currency' below, the value of the ECU is equal to the value of the European Currency Unit that is at present used in the European Monetary System and which is at present valued on the basis of specified amounts of the currencies of twelve member countries of the European Union (the 'EU') as shown below.

     Pursuant to Council Regulation (EEC) No. 3320/94 dated December 22, 1994, the ECU is at present defined as the sum of the following components:


              0.6242     German deutsche mark
              0.08784    English pound sterling
              1.332      French franc
            151.8        Italian lire
              0.2198     Dutch guilder
              3.301      Belgian franc
              0.13       Luxembourg franc
              0.1976     Danish krone
              0.008552   Irish pound
              1.44       Greek drachma
              6.885      Spanish peseta
              1.393      Portuguese escudo

     The EU may change this definition of the ECU, including by making changes in the foregoing components, which will cause the basis for the valuation of a Bearer Note denominated in ECU to change accordingly.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Bearer Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     If payment in respect of a Bearer Note is required to be made in ECU and the ECU is not then used in the European Monetary System, then the Trustee for such Note shall, without liability on its part, choose a component currency (the 'Payment Currency') of the ECU in which all payments in respect of such Note and any related Coupons shall be made until the ECU is again so used. Notice of the Payment Currency selected by such Trustee shall be given in accordance with 'Description of Bearer Notes--Notices' above. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth Luxembourg business day prior to the date on which such payment is due. Any payment in respect of such Note made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     Notwithstanding the foregoing, on the first Luxembourg business day on which the ECU is no longer used in the European Monetary System, each Trustee shall, without liability on its part, choose a Payment Currency in which all payments in respect of Bearer Notes and Coupons for which such Trustee serves as Trustee denominated in ECU having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first Luxembourg business day. Any payment in respect of such Notes made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture under which such Notes shall have been issued.

     The equivalent of the ECU in the relevant Payment Currency as of any date (the 'Day of Valuation') shall be determined by the Luxembourg Stock Exchange on the following basis. The component currencies of the ECU for this purpose (the 'Components') shall be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System or for the settlement of transactions by public institutions of or within the EU. The equivalent of the ECU in the Payment Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalent of the Components in the Payment Currency as set forth below, calculating the equivalent in the Payment Currency of such aggregate amount of U.S. dollars.

     The U.S. dollar equivalent of each of the Components for each series of Bearer Notes shall be determined by the Luxembourg Stock Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee for such Notes (with the approval of the Company), in the country of issue of the Component in question.

     If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     If no direct quotations are available for a Component on a Day of Valuation from any of the banks selected by a Trustee (with the approval of the Company) for this purpose, because foreign exchange markets are closed in the country of issue of that Component, or for any other reason, in computing the U.S. dollar equivalent of such Component the Luxembourg Stock Exchange shall (except as provided below) use the most recent direct quotations for such Component obtained by it; provided that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Luxembourg business days before such Day of Valuation. Beyond such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by such Trustee (with the approval of the Company), in a country other than the country of issue of such Component. Notwithstanding the foregoing, within such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if such Trustee and the Company judge that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by such Trustee, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

     All determinations referred to above made by a Trustee or the Luxembourg Stock Exchange shall be at their respective sole discretion (except to the extent expressly provided herein that any determination made by a Trustee is subject to the approval of the Company) and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Bearer Notes, and such Trustee shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             RISKS OF INDEXED NOTES

     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the 'Underlying Assets'). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS ON AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THE RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEXED NOTES TO AN INDEX AND TO THE UNDERLYING ASSETS CAN BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES. AN INDEXED
NOTE IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO TRANSACTIONS IN THE UNDERLYING ASSETS OF ANY INDEX RELEVANT TO THAT INDEXED NOTE.

                         TAXATION IN THE UNITED STATES

     Under current United States Federal income and estate tax law, (a) payment on a Bearer Note or Coupon by the Company or any paying agent to a holder that is a United States Alien will not be subject to withholding of the United States Federal income tax provided that, with respect to payments of interest, including original issue discount, the holder does not actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Code) and is not a controlled foreign corporation related to the Company through stock ownership; (b) a holder of a Bearer Note or Coupon that is a United States Alien will not be subject to United States Federal income tax on gain realized on the sale, exchange or redemption of such Note or Coupon, provided that such holder does not have a connection with or status with respect to the United States described in clause
(a) under 'Payment of Additional Interest'; (c) a beneficial owner of a Bearer Note or Coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to the Company, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such Note or Coupon from the Company or a paying agent outside the United States (although the beneficial owner of an interest in a Temporary Global Note will be required to provide a Certificate of Non-U.S. Beneficial Ownership to Euroclear or Cedel in order to exchange such interest or to receive interest payments with respect thereto, as described in 'Description of Bearer Notes--Payments and Paying Agents' above); and (d) a Bearer Note or coupon will not be subject to United States Federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company and, at the time of such holder's death, payments of interest on such Note or Coupon would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

     Special tax considerations may apply to certain Indexed Notes or any Notes providing for contingent payments. Any such considerations will be described in the applicable Pricing Supplement.

     United States information reporting requirements and backup withholding tax will not apply to payments on a Bearer Note or Coupon made outside the United States by the Company or any paying agent (acting in its capacity as such) to a holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a Bearer Note or Coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such Note or Coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States and (iii) is not a controlled foreign corporation as to the United States (a person described in (i), (ii) and (iii) being hereinafter referred to as a 'foreign controlled person'). Payment in respect of a Bearer Note or Coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner is a United States Alien or the beneficial owner otherwise establishes an exemption.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of a 'broker' (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

     The Bearer Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit orders to purchase Bearer Notes. The Company will have the sole right to accept orders to purchase Bearer Notes and may reject proposed purchases in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Bearer Notes in whole or in part. The Company will pay each Agent a commission of from not more than .125% to not more than .750% of the principal amount of Bearer Notes sold through it, depending upon the Stated Maturity.

     The Company may also sell Bearer Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, all as determined by the Agent. After any initial public offering of Bearer Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Bearer Notes purchased by it as principal to other dealers. Bearer Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Bearer Note purchased by an Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Bearer Note of identical maturity.

     In compliance with United States Federal income tax laws and regulations, the Company and each Agent have agreed that in connection with the original issuance of any Bearer Note and during the period ending 40 days after the Original Issue Date of such Note they will not offer, sell or deliver such Note, directly or indirectly, to a U.S. Person or to any person within the United States and its possessions, except to the extent permitted under U.S. Treasury regulations. Under those regulations, Bearer Notes may be offered and sold during that period to international organizations, to foreign central banks and to foreign branches of U.S. financial institutions that satisfy requirements prescribed by the regulations. Confirmations sent by an Agent in connection with sales of Bearer Notes need not contain certain purchaser representations.

     The Bearer Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the 'Securities and Exchange Law'). Accordingly, each of the Agents will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Bearer Notes in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, 'resident of Japan' means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or located in Japan.

     Each Agent will agree that:

          1. it has not offered or sold and will not offer or sell prior to the date six months after their date of issue any Bearer Notes, having a maturity of one year or greater, to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          2. it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bearer Notes in, from or otherwise involving the United Kingdom; and

          3. it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bearer Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Bearer Notes that are denominated in German deutsche marks will be offered by the Company through Salomon Brothers AG. Each issue of Bearer Notes denominated or payable in, or linked to, German deutsche marks will take place only in compliance with the guidelines of the German central bank regarding the issue of debt securities denominated in German deutsche marks. In particular, only credit institutions domiciled in Germany will act as dealers in relation to such Notes except in the case of a syndicated issue of Bearer Notes denominated in German deutsche marks (where only the lead manager specified in the Pricing Supplement need be such a credit institution). Each issue of Indexed Notes denominated in German deutsche marks will be made in compliance with the policy of the German central bank regarding the indexation of debt obligations denominated in German deutsche marks of non-German issuers.

     There can be no assurance as to the existence of a secondary market for any Bearer Notes, or that the Bearer Notes will be sold.

     An Agent, whether acting as agent or principal, may be deemed to be an 'underwriter' within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make in respect thereof.

     In addition to the Bearer Notes being offered through the Agents as described herein, Registered Notes that may have terms identical or similar to the terms of the Bearer Notes may be concurrently offered by the Company on a continuous basis in the United States by Salomon Brothers Inc, as U.S. Agent pursuant to the Global Selling Agency Agreement between the Company, Salomon Brothers International Limited, Salomon Brothers AG, Salomon Brothers Hong Kong Limited and Salomon Brothers Inc (the 'Selling Agency Agreement'). Pursuant to the Selling Agency Agreement, Salomon Brothers Inc may also purchase Registered Notes as principal for its own account or for resale. Any Registered Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Bearer Notes that may be offered by this Prospectus Supplement and the Prospectus.

                              GENERAL INFORMATION

     Application has been made to list the Bearer Notes on the Luxembourg Stock Exchange. In connection with such listing, the Certificate of Incorporation and By-Laws of the Company and a legal notice relating to the issuance of the Bearer Notes have been deposited with the Chief Registrar of the District Court of Luxembourg, where copies may be obtained upon request.

     The issuance of the Notes was authorized by action of the Board of

Directors of the Company on September 7, 1988, March 7, 1990, May 2, 1990, June 5, 1991, September 5, 1991, June 2, 1993, December 1, 1993, May 4, 1994,
December 7, 1994 and May 3, 1995, and by action of the executive committee of the Board of Directors on July 24, 1991 and by action of an authorized officer of the Company on February 12, 1993, December 14, 1993, October 12, 1994 and
March   , 1996.

     So long as the Bearer Notes of either series are listed on the Luxembourg Stock Exchange, copies of the Pricing Supplements for such series of Notes, the Registration Statement (and the documents incorporated by reference therein), the annual and quarterly reports, Certificate of Incorporation and By-Laws of the Company, the Indenture for such series of Notes and the Selling Agency Agreement will be available for inspection at the office of the Listing Agent or at the office of the Paying Agent for such series of Notes in Luxembourg during the term of the Bearer Notes. In addition, copies of such annual and quarterly reports and such Pricing Supplements may be obtained at such offices.

     Except as otherwise disclosed or incorporated by reference herein, the Company is not involved in any litigation or arbitration proceedings relating to claims or amounts which it believes will be material in the context of the issue of the Bearer Notes and is not aware that any such litigation or arbitration proceedings are pending or threatened.

     As of the date of this Prospectus Supplement, there has been no material adverse change in the financial position of the Company since the date of the latest audited financial statements contained or incorporated by reference in the accompanying Prospectus.

     The Bearer Notes have been accepted for clearance through Euroclear and CEDEL.

                        REGISTERED OFFICE OF SALOMON INC
                            Seven World Trade Center
                            New York, New York 10048

       TRUSTEE FOR SERIES D NOTES               TRUSTEE FOR SERIES E NOTES
             Citibank, N.A.                       Bankers Trust Company
            120 Wall Street                         Four Albany Street
        New York, New York 10043                 New York, New York 10015

         PRINCIPAL PAYING AGENT                   PRINCIPAL PAYING AGENT
           FOR SERIES D NOTES                       FOR SERIES E NOTES
             Citibank, N.A.                       Bankers Trust Company
          47-49 Twoley Street                   1 Appold Street, Broadgate
            London, SEI 2QT                          London, EC2A 2HE

    PAYING AGENT FOR SERIES D NOTES          PAYING AGENT FOR SERIES E NOTES
 Citicorp Investment Bank (Luxembourg)        Bankers Trust Luxembourg, S.A.
                  S.A.                                 P.O. Box 807
        16, Avenue Marie Therese               14 Boulevard F.D. Roosevelt
               Luxembourg                           L-2450 Luxembourg

      LEGAL ADVISOR TO SALOMON INC             LEGAL ADVISOR TO THE AGENTS
        Cravath, Swaine & Moore             Cleary, Gottlieb, Steen & Hamilton
           825 Eighth Avenue                        One Liberty Plaza
          New York, N.Y. 10019                     New York, N.Y. 10006

                             AUDITOR TO SALOMON INC
                              Arthur Andersen LLP
                          1345 Avenue of the Americas
                              New York, N.Y. 10105

                                 LISTING AGENT
                        Kredietbank S.A. Luxembourgeoise
                               43 Boulevard Royal
                              Luxembourg City 2955
                                   Luxembourg

                SUBJECT TO COMPLETION DATED MARCH 19, 1996

PROSPECTUS

SALOMON INC
DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK AND
WARRANTS

    Salomon Inc (the 'Company') intends to issue from time to time (i) debt securities ('Debt Securities'), which will be unsecured and may be subordinated to other indebtedness of the Company; (ii) warrants ('Debt Warrants') to purchase Debt Securities; (iii) shares of preferred stock, without par value (the 'Preferred Stock'); (iv) warrants to purchase shares of Preferred Stock (the 'Preferred Stock Warrants'); (v) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series (the 'Depositary Shares'); (vi) Common Stock of the Company, par value $1.00 per share (the 'Common Stock'); (vii) warrants to purchase shares of Common Stock (the 'Common Stock Warrants'); or (viii) warrants ('Index Warrants') representing the right to receive, upon exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measures (any such measure, an 'Index'), or changes in an Index or differences between two or more indexes all having an aggregate initial public offering price or purchase price of up to $10,000,000,000, or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ('ECU'). The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as 'Warrants', and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, the Warrants and the Index Warrants are referred to herein collectively as the 'Offered Securities'. The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

    The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a 'Prospectus Supplement'), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment, or sinking fund provisions, the currency or currency unit in which principal, premium or interest is payable, the designation of the trustee acting under the applicable indenture and the initial offering price; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange provisions and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares; (iii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (iv) in the case of Warrants, the number and terms thereof, the designation, description and the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof and where applicable, the duration and detachability thereof; (v) in the case of Index Warrants, the aggregate amount and offering price of such Index Warrants, certain information regarding the relevant Index or Indexes and the related assets by reference to which an Index is determined (the 'Underlying Assets'), certain information regarding exercisability and certain information regarding payment and distribution; and (vi) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT THERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Offered Securities may be sold by the Company directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters. The Company expects that any such agents, managing underwriters or underwriters in the United States will include Salomon Brothers Inc. If underwriters or agents are involved in any offering of the Offered Securities, the names of the underwriters or agents will be set forth in the applicable Prospectus Supplement. If an underwriter, agent or dealer is involved in any offering of the Offered Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of such Securities less such discount in the case of an offering through an underwriter, or the purchase price of such Offered Securities less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Offered Securities.

    The Company or one or more of its subsidiaries may from time to time purchase or acquire a position in the Offered Securities and may at its option, hold, resell, cancel or exercise, if applicable, such Offered Securities. Salomon Brothers Inc expects to offer and sell previously issued Offered Securities in the course of its business as a broker-dealer and may act as principal or agent in such transactions. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its subsidiaries, including Salomon Brothers Inc, in connection with such transactions.


    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
-------------------------------------------------------
SALOMON BROTHERS INC
--------------------------------------------------------------------------------

The date of this Prospectus is March   , 1996.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and any prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1994 (the '1994 10-K'); (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and (iii) the Current Reports on Form 8-K dated February 2, 1995, February 27, 1995, April 25, 1995, July 11, 1995, July 20, 1995, October 19, 1995, December 4, 1995, December 8,
1995, January 23, 1996, February 12, 1996 and March 5, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, SALOMON INC, SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048. TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT (212) 783-7000.
                            ------------------------

     References herein to 'U.S. dollars', 'U.S.$', 'dollar' or '$' are to the lawful currency of the United States.

                                  SALOMON INC

     Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ('Salomon Brothers'), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities, formerly conducted by its Phibro Division, are conducted, as of January 1, 1996, by the Company's wholly-owned subsidiary Phibro Inc and its subsidiaries. Oil refining and gathering activities are conducted by Phibro Energy USA, Inc., which effective April 1, 1996 will be renamed Basis Petroleum, Inc. At December 31, 1995, the Company employed 8,439 people.

     The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                USE OF PROCEEDS

     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness.

     Use of Proceeds Relating to Index Warrants. All or a portion of the proceeds to be received by the Company from the sale of each series of Index Warrants may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the Underlying Assets on which the related Index is based, or options, futures contracts, forward contracts or swaps, or options on the foregoing, relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. The remainder of the proceeds from the sale of Index Warrants will be used by the Company or its subsidiaries for general corporate purposes, as described above.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
               EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for the nine months ended September 30, 1995 and each of the years 1994, 1993, 1992 and 1991.

                                                              NINE MONTHS
                                                                 ENDED              YEAR ENDED DECEMBER 31,
                                                             SEPTEMBER 30,    ------------------------------------
                                                                 1995         1994    1993    1992    1991    1990
                                                             -------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges........................       1.11         0.83*   1.32    1.25    1.16    1.08
Ratio of Earnings to Fixed Charges and
  Preferred Dividends.....................................       1.09         0.81*   1.30    1.21    1.14    1.06

     Such ratios were calculated by dividing fixed charges and tax equivalent preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges consist largely of interest expense, including capitalized interest, and a portion of rental expense representative of the interest factor. Tax equivalent preferred dividends represent the pretax earnings necessary to cover preferred stock dividend requirements, assuming such earnings are taxed at the Company's consolidated effective income tax rate.
------------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges and fixed charges, including preferred dividends. The amount by which fixed charges exceed earnings as defined for the year ended December 31, 1994 was $834 million. The amount by which fixed charges, including preferred dividends, exceeded earnings as defined for the year ended December 31, 1994 was $963 million.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended from time to time, the 'Senior Debt Indenture') and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended from time to time, the 'Subordinated Debt Indenture'). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an 'Indenture' and collectively as the 'Indentures.' The institutions named as trustees under the Indentures are hereinafter referred to individually as a 'Trustee' and collectively as the 'Trustees.' Forms of the Indentures have been filed with the Commission and are incorporated by reference as part of the Registration Statement. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an indenture dated as of December 1, 1988, as amended from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an indenture dated as of December 1, 1988, as amended from time to time. Copies of the respective Indentures under which Citibank, N.A. and Bankers Trust Company serve as Trustees have been filed with the Commission and are incorporated by reference as part of the Registration Statement.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ('Registered Securities') or in bearer form with or without coupons attached ('Bearer Securities') or as one or more global securities in registered or bearer form (each a 'Global Security').

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and, in the case of Registered Securities, the Regular Record Dates for the interest payable on such Interest Payment Dates; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock, other Debt Securities, or warrants for Debt Securities, Preferred Stock, Common Stock or indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions; (viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (ix) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (x) provisions, if any, for the defeasance of such Debt Securities; (xi) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xii) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xiii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the Persons entitled thereto on such Interest Payment Date; (xiv) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xvi) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election;
(xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xviii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities application of a formula, the manner in which such amounts shall be determined; (xix) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xx) whether and under what circumstances the Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xxi) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements; (xxii) the terms and conditions, if any, upon which such Debt Securities series may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing; and (xxiii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).

     If Bearer Securities are issued, the Federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of index or formula or changes in prices of particular securities, currencies, intangibles, goods, articles or commodities, the Federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.

     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ('Discount Securities'). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. Federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the 'Depositary') identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ('participants'). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global

Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under 'Limitations on Issuance of Bearer Securities and Bearer Warrants' below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under 'Limitations on Issuance of Bearer Securities and Bearer Warrants' below.

     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, 'Limitations on Issuance of Bearer Securities and Bearer Warrants' below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt

Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all 'Senior Indebtedness' of the Company. The Subordinated Debt Indenture defines 'Senior Indebtedness' as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and Bank of New York, as trustee, that (i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and Bank of New York, as trustee (Subordinated Debt Indenture, Section 1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of

Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS

     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Senior Debt Indenture, Section 1205). The term

'Restricted Subsidiary' is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Phibro Inc. and, with respect to the Company's Medium-Term Notes Series D and E, Philipp Brothers, Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities, an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Debt Securities then Outstanding of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt

Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Debt Securities then outstanding of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Debt Securities then Outstanding of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section 602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Senior Debt Indenture, Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Debt Securities then Outstanding of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the Maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a Paying Agent outside the United States for Bearer Securities; or (vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Senior Debt Indenture, Section 1207; Subordinated Debt Indenture, Section 1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the 'Successor Corporation') is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and
(v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under 'Limitation on Liens' and 'Consolidation, Merger and Transfer or Lease of Assets' with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable Security Register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general terms do not apply to such Preferred Stock will be described in such Prospectus Supplement. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended (the 'Certificate of Incorporation'), including the Certificate of Designations (the 'Certificate of Designations') relating to the applicable series of Preferred Stock. The Certificate of Incorporation and any such Certificate of Designations have been or will be filed as an exhibit to or will be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

     As of the date of this Prospectus, the Company is authorized by its Certificate of Incorporation to issue (unless otherwise indicated in the Prospectus Supplement) 5,000,000 shares of preferred stock, without par value, which may be issued from time to time in one or more series and, subject to the provisions of the Certificate of Incorporation applicable to all series of preferred stock, shall have such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Company's Board of Directors (the 'Board of Directors') or a duly authorized committee thereof.

     As of the date of this Prospectus, there are 560,000 shares of Series A Cumulative Convertible Preferred Stock, 225,000 shares of 9.50% Cumulative Preferred Stock, Series C, 400,000 shares of 8.08% Cumulative Preferred, Series D and 500,000 shares of 8.40% Cumulative Preferred Stock, Series E, of the Company outstanding. The 8.40% Cumulative Preferred Stock, Series E, the 8.08% Cumulative Preferred Stock, Series D, the 9.50% Cumulative Preferred Stock, Series C and the Series A Cumulative Convertible Preferred Stock rank on parity as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. There are currently reserved for issuance up to 2,500,000 shares of Series B Junior Participating Preferred Stock of the Company, which shares are issuable upon the exercise of certain preferred share purchase rights (collectively, the 'Rights'). The Rights will become exercisable only if a person or group acquires or (unless exercisability is delayed by the Board of Directors) announces an offer to acquire 20% or more (which percentage may be reduced to not less than 10% by the Board of Directors prior to the time the Rights become exercisable) of the outstanding shares of Common Stock of the Company. Shares of Series B Junior Participating Preferred Stock issued upon the exercise of the Rights will rank junior to all shares of any other class of the Company's preferred stock, including the Preferred Stock offered hereby, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such shares will be issued; (iii) the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative, noncumulative or partially cumulative and, if cumulative or partially cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) the amount that shares of such series shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Company; (vi) the terms and conditions, if any, on which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or other series of the same class, of the Company; (vii) the voting rights, if any, of shares of such series in addition to those set forth in 'Voting Rights' below; (viii) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Company on conversion or exchange;
(ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary, of the Common Stock or of any other class of stock of the Company ranking junior to the shares of such series as to dividends or upon liquidation; (x) the conditions and restrictions, if any, on the creation of indebtedness of the Company, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and (xi) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the outstanding shares of the Company's Series A Cumulative Convertible Preferred Stock, the 9.50% Cumulative Preferred Stock, Series C, the

8.08% Cumulative Preferred Stock, Series D, the 8.40% Cumulative Preferred Stock, Series E and each other then-outstanding series of Preferred Stock of the Company other than the Series B Junior Participating Preferred Stock, which when issued will rank junior to all shares of any other class of the Preferred Stock. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company.

DIVIDENDS

     The holders of the Preferred Stock, before any dividends may be declared or paid to the holders of shares of the Common Stock or of any other capital stock of the Company ranking junior to the Preferred Stock as to the payment of dividends, will be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof, out of the net profits or net assets of the Company legally available therefor, dividends payable quarterly on March 31, June 30, September 30 and December 31 of each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock transfer records of the Company on such record dates (not more than 60 days prior to a dividend payment date) as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

     Dividends on any series of Preferred Stock may be cumulative, partially cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ('Noncumulative Preferred Stock'), then the holders of such Noncumulative Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Noncumulative Preferred Stock are declared or paid on any future dividend payment dates. If dividends on any series of Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any such stock unless declared and paid ratably on all shares of each series of Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

     The Prospectus Supplement relating to a series of Preferred Stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary of, the Common Stock or of any other class of stock of the Company ranking junior to the shares of such series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the Certificate of Incorporation.


LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) the holders of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for such series, together with all dividends accrued and unpaid before any distribution of the assets will be made to the holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     Neither the consolidation, merger or other business combination of the Company with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company will be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     If so specified in the Prospectus Supplement, any series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in the applicable Prospectus Supplement. If less than all shares of a series of Preferred Stock at the time outstanding are to be redeemed, the shares of such series to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

     Notice of any redemption of Preferred Stock at the option of the Company shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Preferred Stock at the addresses shown on the stock transfer records of the Company, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, and such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

     Prior to the redemption date, the Company will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000. Unless the Company fails to make such deposit, on the redemption date, all dividends on the Preferred Stock called for redemption will cease to accrue and all rights of the holders of such Preferred Stock as stockholders of the Company shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date will become the property of, and be paid by such bank or trust company to, the Company.

CONVERSION RIGHTS

     The terms and conditions, if any, on which shares of the Preferred Stock are convertible into any other class of the Company's securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the designation of the security into which such shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the Preferred Stock. In the case of conversion of the Preferred Stock into Common Stock or into any other security of the Company for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the Preferred Stock would be calculated according to the market price of such security as of a time stated in the Prospectus Supplement.

VOTING RIGHTS

     Except as indicated below or in the applicable Prospectus Supplement or as otherwise from time to time required by law, holders of the Preferred Stock will have no voting rights.

     So long as any shares of Preferred Stock are outstanding, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Preferred Stock, and all other series of the Company's preferred stock (the Preferred Stock and such other series of preferred stock collectively, the 'Outstanding Preferred Stock'), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company will not:
(i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ('Senior Stock') over the Outstanding Preferred Stock; (ii) reclassify any shares of stock of the Company into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock;
(iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Outstanding Preferred Stock so as to affect the Outstanding Preferred Stock adversely unless any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Outstanding Preferred Stock at the time outstanding, in which case the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected will be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of shares of Outstanding Preferred Stock voting as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Company, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Company, or the merger or consolidation of the Company with or into any other corporation (except a wholly-owned subsidiary of the Company); provided, however, that no separate vote of the holders of the Outstanding Preferred Stock as a class will be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company (such transactions being referred to as a 'reorganization') if (A) the resulting, surviving or acquiring corporation after such reorganization will have no stock either authorized or outstanding (except such stock of the Company as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Outstanding Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Outstanding Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring Corporation.

     Unless the Company obtains the consent or approval of the holders of a majority of shares of the Outstanding Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company may not amend the provisions of the Certificate of Incorporation in order to increase the amount of the authorized preferred stock or to authorize any other stock ranking prior to or on a parity with the Outstanding Preferred Stock either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up.

     Each share of Preferred Stock will be entitled to one vote on matters on which holders of the Preferred Stock are entitled to vote. Since each share of Outstanding Preferred Stock will be entitled to one vote, the voting power of any series of Preferred Stock on matters on which holders of such series and holders of other series of Outstanding Preferred Stock are entitled to vote as a single class will depend on the number of shares of Outstanding Preferred Stock, not the aggregate liquidation preference or initial offering price of the shares of such series.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following summary and the summary in any Prospectus Supplement of the terms and provisions of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement relating to the applicable series of Preferred Stock, which has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

GENERAL


     The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a depositary of depositary receipts ('Depositary Receipts') evidencing depositary shares ('Depositary Shares'). Each Depositary Receipt will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

     In the event that the Company offers fractional shares of any series of Preferred Stock, such shares of the Preferred Stock, if any, will be deposited under a separate deposit agreement (a 'Deposit Agreement') among the Company, a bank or trust company selected by the Company and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the 'Depositary') and the holders from time to time of the Depositary Receipts issued by the Depositary thereunder. The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption and liquidation rights).

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock deposited under a Deposit Agreement to the record holders of Depositary Shares representing such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of Preferred Stock deposited under a Deposit Agreement, the Depositary will distribute the property received by it to the record holders of the Depositary Shares entitled thereto, in proportion, as nearly as may be practicable, to the numbers of Depositary Shares owned by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable to effect such distribution, including the sale of such property and distribution of the net proceeds from such sale to such holders.

     Each Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock deposited under such Deposit Agreement will be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If the Preferred Stock deposited under a Deposit Agreement is subject to redemption in whole or in part, the related Depositary Shares will be redeemed from the proceeds received by the Depositary as a result of any such redemption of such Preferred Stock held by the Depositary. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. The Depositary will mail the notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     Notice of redemption having been given as described above, from and after the date fixed for redemption, unless the Company shall have failed to redeem the shares of Preferred Stock so called for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION OF DEPOSITARY SHARES

     If the Preferred Stock deposited under a Deposit Agreement is convertible into any other class of the Company's securities, the related Depositary Shares also will have such conversion rights. The terms and conditions on which such Depositary Shares are convertible will be set forth in the Prospectus Supplement relating thereto. The conversion price per Depositary Share will be equal to the applicable fraction of the conversion price per share applicable to such Preferred Stock.

VOTING RIGHTS

     As soon as practicable after receipt of notice of any meeting at which the holders of the Preferred Stock deposited under a Deposit Agreement are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares relating to such Preferred Shares as of the record date for such meeting. Each such record holder of

Depositary Shares will be
entitled, subject to any applicable restrictions, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such record holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with any such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock deposited under a Deposit Agreement to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

     Upon surrender of Depositary Receipts at the principal office of the relevant Depositary (unless the related Depositary Shares have previously been called for redemption), and subject to the terms of the related Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the relevant Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under a Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for the Preferred Stock, except as represented by the Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing any Depositary Shares and any provision of a Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. Each Deposit Agreement will provide that each holder of Depositary Shares at the time any such amendment becomes effective which continues to hold such Depositary Shares will be deemed to have consented to such amendment and will be bound thereby. No such amendment may impair the right, subject to the terms of the related Deposit Agreement, of any owner of any Depositary Shares issued under such Deposit Agreement to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the whole shares of Preferred Stock represented by such Depositary Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of any Depositary in connection with the initial deposit of Preferred Stock and the initial issuance of the relevant Depositary Shares and any redemption of such Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and certain other charges as are provided in the relevant Deposit Agreement to be for their accounts.

MISCELLANEOUS

     Each Depositary will forward to the holders of the Depositary Shares all reports and communications from the Company which are delivered to such Depositary and which the Company is required to furnish to the holders of the Preferred Stock. In addition, each Depositary will make available for inspection by holders of the Depositary Shares at the principal office of such Depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by such Depositary as the holder of Preferred Stock.

     Neither any Depositary nor the Company will assume any obligation or will be subject to any liability under a Deposit Agreement to holders of the Depositary Shares other than for its negligence or willful misconduct. Neither any Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and any Depositary under a Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove any Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.


FEDERAL INCOME TAX CONSEQUENCES

     Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR PREFERRED STOCK AND DEPOSITARY SHARES

     The Preferred Stock or Depositary Shares may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Preferred Stock or Depositary Shares issued in book-entry form from the perspective of the beneficial owners thereof (the 'Shareholders') will be issued in the form of a single global stock certificate or Depositary Receipt registered in the name of the nominee of the depository, The Depository Trust Company ('DTC', which term, as used herein, includes any successor or alternate depository selected by the Company).

     DTC is a limited-purpose trust company which was created to hold securities for its participating organizations (the 'Participants') and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'). Persons who are not Participants may beneficially own securities held by DTC only through Participants or Indirect Participants.

     DTC's nominee for all purposes will be considered the sole owner or holder of the Preferred Stock or Depositary Shares held in book-entry form. Owners of beneficial interests in the global stock certificate or Depositary Receipt will not be entitled to have Preferred Stock or Depositary Shares registered in their names, will not receive or be entitled to receive physical delivery of Preferred Stock or Depositary Shares in definitive form and will not be considered the holders thereof under the Certificate of Incorporation or any Deposit Agreement.

     Neither the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global stock certificate or Depositary Receipt, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Shareholder's ownership of Preferred Stock or Depositary Shares will be recorded on or through the records of the brokerage firm or other entity that maintains such Shareholder's account. In turn, the total number of shares of Preferred Stock or Depositary Shares held by an individual brokerage firm for its clients will be maintained on the records of DTC in the name of such brokerage firm or other entity (or in the name of a Participant that acts as agent for the Shareholder's brokerage firm or other entity if such firm or other entity is not a Participant). Therefore, a Shareholder must rely upon the records of such brokerage firm or other entity to evidence such Shareholder's ownership of Preferred Stock or Depositary Shares. Transfer of ownership of any Preferred Stock or Depositary Shares may be effected only through the brokerage firm or other entity that maintains a Shareholder's account.

     Dividends or other distributions payable in respect of Preferred Stock or Depositary Shares will be paid by the Company or the Depositary, as the case may be, to DTC. DTC will be responsible for crediting the amount of payments that it receives from the Company or the Depositary, as the case may be, to the accounts of the Participants in accordance with each of their respective standard procedures. Each Participant will be responsible for disbursing such payments to the Shareholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Shareholders that it represents. It is suggested that any purchaser of Preferred Stock or Depositary Shares with accounts at more than one brokerage firm or other entity only effect transactions in the Preferred Stock or Depositary Shares through the brokerage firm or firms or other entity or entities that hold such purchaser's Preferred Stock or Depositary Shares.

     If DTC is at any time unwilling or unable to continue as depository in respect of a global certificate or Depositary Receipt and a successor depository is not appointed by the Company or the Depositary, as the case may be, within 90 days, the Company will issue Preferred Stock or Depositary Shares, as the case may be, in definitive form in exchange for the global stock certificate or Depositary Receipt. In addition, the Company may at any time determine not to have the Preferred Stock or Depositary Shares represented by a global stock certificate or Depositary Receipt, as the case may be, and, in such event, will issue Preferred Stock or Depositary Shares in definitive form in exchange for such global stock certificate or Depositary Receipt. In either instance, an owner of a beneficial interest in the global stock certificate or Depositary Receipt will be entitled to have Preferred Stock or Depositary Shares equal in aggregate amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Preferred Stock or Depositary Shares in definitive form. The registered owner of such Preferred Stock or Depositary Shares will be entitled to receive the dividends or other distributions or, if applicable, the redemption price payable in respect of such Preferred Stock or Depositary Shares, upon surrender of such Preferred Stock or Depositary Shares to the Company or the Depositary, as the case may be, in accordance with the procedures set forth in the Certificate of Incorporation or Deposit Agreement, respectively.

                          DESCRIPTION OF COMMON STOCK

     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of 250,000,000 shares of Common Stock, $1.00 par value per share. As of December 31, 1995, 106,447,726 shares of Common Stock were outstanding.

     The following description of the capital stock of the Company is subject to the detailed provisions of the Company's Certificate of Incorporation and bylaws as currently in effect (the 'Bylaws'). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws, each of which has been filed as an exhibit to or will be incorporated by reference in the Registration Statement of which this Prospectus is a part.

     Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. Subject to the provisions of the Bylaws with respect to the closing of the transfer books and the fixing of a record date, holders of shares of Common Stock are entitled to one vote per share of Common Stock held on all matters requiring a vote of the holders of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Company available for distribution. Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights.

     The outstanding shares of Common Stock are listed on the New York Stock Exchange and trade under the symbol 'SB'. The transfer agent and registrar for the Common Stock is First Chicago Trust Company.

                            DESCRIPTION OF WARRANTS

     The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

     The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a 'Warrant Agreement') to be entered into between the Company and a bank or trust company, as warrant agent (the 'Warrant Agent'). The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the 'Warrant Certificates'), if any, of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. Copies of the form of Warrant Agreement, including the respective forms of Warrant Certificates, have previously been filed with the Commission and are incorporated by reference as part of the Registration Statement. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

DEBT WARRANTS

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the title of such Debt Warrants;
(ii) the aggregate number of such Debt Warrants; (iii) the offering price, if any; (iv) the currency or currencies in which such Debt Warrants are being offered; (v) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants; (vi) if applicable, the designation and terms of the series of Debt Securities with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Debt Security; (vii) if applicable, the date on and after which such Debt Warrants and the related series of Debt Securities will be transferable separately; (viii) the principal amount of the Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise (which price may be payable in cash, securities or other property); (ix) the date on which the right to exercise such Debt Warrants shall commence and the date (the 'Expiration Date') on which such right shall expire; (x) whether such Warrants are to be issuable as Registered Warrants or Bearer Warrants (each, as defined below); (xi) whether such Debt Warrants are extendable and the period or periods of such extendability; (xii) the terms upon which any Bearer Warrants of such series may be exchanged for Registered Warrants of such series; (xiii) whether such Debt Warrants will be issued in certificated or uncertificated form; (xiv) United States Federal income tax consequences; (xv) the antidilution provisions of such Debt Warrants, if any;
(xvi) the redemption or call provisions, if any, applicable to such Debt Warrants; (xvii) any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange of such Debt Warrants; and (xviii) any other terms of such Debt Warrants not inconsistent with the applicable Warrant Agreement.

     Warrants for Debt Securities will be issuable in registered form ('Registered Warrants') and may be issuable in bearer form ('Bearer Warrants'). Registered Warrants of any series will be exchangeable into Registered Warrants of the same series representing in the aggregate the number of Debt Warrants surrendered for exchange. Warrant Certificates, to the extent exchangeable, may be presented for exchange, and Registered Warrants may be presented for transfer, at the corporate trust office of the Warrant Agent for such series of Debt Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Debt Warrants). Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities of the series purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on, the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the applicable Indenture. Bearer Warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any Bearer Warrants.

     Each Debt Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Debt Warrant. Registered Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time prior to 5:00 P.M., New York City time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus Supplement relating to such series of Debt Warrants. After the close of business on the Expiration Date relating to such series of Debt Warrants (or such later date to which such Expiration Date may be extended by the Company), unexercised Debt Warrants of such series will become void.

     Registered Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Debt Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant

Certificate evidencing such Debt Warrants. Such Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Debt Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. Only Registered Securities will be issued and delivered upon exercise of Registered Warrants. If fewer than all of the Debt Warrants represented by a Registered Warrant are exercised, a new Registered Warrant will be issued and delivered for the remaining amount of Warrants. Special provisions relating to the exercise of any Bearer Warrants will be described in the related Prospectus Supplement.

STOCK WARRANTS

     The Prospectus Supplement relating to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of such Stock Warrants, including the following: (i) the title of such Stock Warrants; (ii) the aggregate number of such Stock Warrants; (iii) the offering price for such Stock Warrants, if any; (iv) the currency or currency units in which the offering price, if any, and the exercise price are payable; (v) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Stock Warrants; (vi) if applicable, the designation and terms of such Offered Securities with which such Stock Warrants are issued and the number of such Stock Warrants issued with each such Offered Security; (vii) if applicable, the date from and after which such Stock Warrants and any such Offered Securities issued therewith will be transferable separately; (viii) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Stock Warrant and the price at which such shares may be purchased upon exercise; (ix) the date on which the right to exercise such Stock Warrants shall commence and the Expiration Date; (x) if applicable, the minimum or maximum amount of such Stock Warrants that may be exercised at any one time;
(xi) whether such Stock Warrants are extendable and the period or periods of such extendability; (xii) United States federal income tax consequences; (xiii) the antidilution provisions of such Stock Warrants, if any; (xiv) the redemption or call provisions, if any applicable to such Stock Warrants; (xv) any additional terms of the Stock Warrants, including terms, procedures and limitations relating to the exchange of such Warrants; and (xvi) any other terms of such Stock Warrants not inconsistent with the applicable Warrant Agreement.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Each series of Index Warrants will be issued under a separate index warrant agreement (each, an 'Index Warrant Agreement') to be entered into between the Company and a bank or trust company, as warrant agent (the 'Index Warrant Agent'), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the 'Index Warrant Certificate,' or, if issued in global form, the 'Index Warrant Global Certificate'), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to 'reopen' a previous series of Index Warrants and to issue additional Index Warrants of such series.

     Each Index Warrant will entitle the holder (each, a 'Holder') to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measure (any such measure, an 'Index'), or changes in an Index or differences between two or more Indexes. The assets by reference to which an Index is determined (the 'Underlying Assets')

may be one or more specified securities or securities indexes or one or more foreign currencies or foreign currency indexes, or a combination thereof. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.

     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution, or the determination of the payment or distribution, on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Holders pursuant to the Index Warrants.

     Unless otherwise specified in the Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Holders will be entitled to receive in cash or securities, depending on the terms of the applicable Prospectus Supplement, the cash amount or the number of securities due, if any, on such exercise of the Index Warrants.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the Index or Indexes by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the Underlying Assets;
(v) the amount due, or the means by which the amount due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Holders (or by any person or entity) on any day; (ix) any provisions permitting a Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with, which such Index Warrants will be listed; (xvi) any provisions for issuing such Index Warrants in certificated form; (xvii) if such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Depository, and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depository (the 'Depository'), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ('DTC'). Index Warrants will be registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Depository will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Depository ('participants'). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Depository's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments or distributions made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Index Warrant Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Depository, receive individual Index Warrant in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a 'Self-Regulatory Organization'), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION


     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid or the securities to be distributed to the Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     Any Holder may, without the consent of the Index Warrant Agent or any other Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the Underlying Assets, risks relating to the Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the Underlying Assets are traded and, in the case of certain Index

Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under 'Risk Factors Relating to the Index Warrants' in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the Index (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under 'Description of Index Warrants,' and the information regarding the Index Warrants, the Index and the Underlying Assets set forth in the Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

     In compliance with United States Federal income tax laws and regulations the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Securities will bear a legend to the following effect: 'Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.' The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

     As used herein, 'United States' means the United States of America and its possessions, and 'United States Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ('Euroclear'), and Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer

Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a 'Certificate of Non-U.S. Beneficial Ownership'. A 'Certificate of Non-U.S. Beneficial Ownership' is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include Salomon Brothers Inc. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ('remarketing firms') acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     Salomon Brothers Inc is an indirect wholly owned subsidiary of the Company. Salomon Brothers Inc's participation in the offer and sale of Offered Securities complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ('parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a 'party in interest' or a 'disqualified person' with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ('PTCE') 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1
(an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The financial statements and related schedules included in the 1994 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York, and for any agents or underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                   SUBJECT TO COMPLETION DATED MARCH 19, 1996

PROSPECTUS

$1,000,000,000
SALOMON INC
NOTES, SERIES G
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

Salomon Inc (the 'Company') may from time to time offer its Notes, Series G (the 'Notes') with an aggregate initial public offering price or purchase price of up to $1,000,000,000. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates may reduce the amount of Notes that may be sold hereunder. Each Note will mature more than nine months from its date of issue.

The interest rate or interest rate formula, reset provisions, Issue Price, Stated Maturity, Interest Payment Dates, repayment provisions and certain other terms (including a Survivor's Option, if applicable) with respect to each Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus (a 'Pricing Supplement'). A Note may bear interest at a fixed rate (a 'Fixed Rate Note'), which may be zero in the case of certain Discount Notes, or at a floating rate (a 'Floating Rate Note') determined by reference to LIBOR, the CD Rate, the Commercial Paper Rate, the Federal Funds Rate or the Treasury Rate, as selected by the purchaser and agreed to by the Company, adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. Such fixed rate, Spread or Spread Multiplier may be subject to change as described in the applicable Pricing Supplement. A Note may be issued as an amortizing note (an 'Amortizing Note') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule or by application of a formula. The Pricing Supplement also will state whether interest will be payable monthly, quarterly or semi-annually. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides for monthly interest payments, interest will be payable, in arrears, on the fifteenth day of each calendar month; provided, however, that in the case of such Note issued between the first and fifteenth day of a calendar month, interest otherwise payable on the fifteenth day of such calendar month will be payable on the fifteenth day of the next succeeding calendar month. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides quarterly interest payments, interest will be payable, in arrears, commencing on the day that is three months from (i) the day on which such Note is issued, if such Note is issued on the fifteenth day of a calendar month, or
(ii) the preceding fifteenth day of a calendar month prior to the issuance of such Note. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides for semi-annual interest payments, interest will be payable, in arrears, commencing on the day that is six months from (i) the day on which such Note is issued, if such Note is issued on the fifteenth day of a calendar month, or (ii) the preceding fifteenth day of a calendar month prior to the issuance of such Note.

Each Note will be issued in book-entry form and will be represented only by a global certificate (a 'Global Certificate') registered in the name of a nominee of The Depository Trust Company, as depositary (the 'Depositary'), and certificates representing Notes will not be issued to the beneficial owners thereof except as otherwise set forth herein. See 'Book-Entry Procedures and Settlement' and 'Certificated Notes' under 'Description of the Notes' herein. Beneficial ownership of a Note will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. Transfer of ownership of any Note may be effected only through the selling owner's brokerage firm or such other entity.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                PRICE TO        UNDERWRITER'S DISCOUNT    PROCEEDS TO THE
                PUBLIC(1)       OR COMMISSION(2)          COMPANY(3)
Per Note......  100.000%        .500%-2.750%              97.250%-99.500%
Total.........  $1,000,000,000  $5,000,000-$27,500,000    $972,500,000-$995,000,000

--------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, the price to public will be 100% of the principal amount.

(2) The underwriter's discount, which will be a percentage of the principal amount of each Note, will vary depending on the Stated Maturity of such Note.

(3) Before deduction of expenses payable by the Company estimated at $4,525,000, including reimbursement of certain expenses of Salomon Brothers Inc (the 'Underwriter').

The Notes will be sold through the Underwriter acting as principal, unless otherwise specified in the applicable Pricing Supplement. The Pricing Supplement with respect to each offering of Notes will set forth, among other things, the price to public of such Notes, the proceeds to the Company from such sale, the underwriter's discount and any dealer's selling concession and the name of the underwriter, if other than Salomon Brothers Inc. The Notes will not be listed on any securities exchange, and there can be no assurance that the maximum amount of Notes offered by this Prospectus will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. Any Notes offered through the Underwriter (or any other underwriter named in the applicable Pricing Supplement) acting as principal are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer made hereby without notice. See 'Plan of Distribution'.

The Prospectus and the accompanying Pricing Supplement may be used by the

Company, Salomon Brothers Inc, a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Notes offered hereby and approximately
$           of Notes initially sold pursuant to an earlier prospectus, as described herein. Salomon Brothers Inc or other such Company affiliates may act as principal or agent in such transactions. Such sales will be made at varying prices related to prevailing market prices at the time of sale.
-------------------------------------------------

SALOMON BROTHERS INC
--------------------------------------------------------------------------------

The date of this Prospectus is March   , 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and any prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the Notes. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1994 (the '1994 10-K') (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and (iii) the Current Reports on Form 8-K dated February 2, 1995, February 27, 1995, April 25, 1995, July 11, 1995, July 20, 1995, October 19, 1995, December 4, 1995, December
8, 1995, January 23, 1996, February 12, 1996 and March 5, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS

INCORPORATED HEREIN BY REFERENCE, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, SALOMON INC, SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048. TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT (212) 783-7000.

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBT SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Pursuant to a Prospectus dated December 14, 1993 (and applicable Pricing Supplements) filed with the Commission under Registration Statement No. 33-51269 and a Prospectus dated October 12, 1994 (and applicable Pricing Supplements) filed with the Commission under Registration Statement No. 33-54929, the Company
had outstanding as of March   , 1996 approximately $             of its Notes,
Series G. The Notes offered by this Prospectus are part of the same series of Notes as the Notes described in the preceding sentence.

                                  SALOMON INC

     Salomon Inc was incorporated in 1960 under the laws of the State of Delaware. Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ('Salomon Brothers'), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities, formerly conducted by its Phibro Division, are conducted, as of January 2, 1996, by the Company's wholly-owned subsidiary Phibro Inc. and its subsidiaries. Oil refining and gathering activities are conducted by Phibro Energy USA, Inc., which effective April 1, 1996 will be renamed Basis Petroleum, Inc. At December 31, 1995, the Company employed 8,439 people.

     The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                USE OF PROCEEDS

     The proceeds to be received by the Company from the sale of the Notes will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges was 1.11 for the nine months ended September 30, 1995 and was 0.83, 1.32, 1.25, 1.16 and 1.08, for the years 1994,
1993, 1992, 1991 and 1990, respectively. Such ratios were calculated by dividing fixed charges into the sum of earnings before taxes and fixed charges. Fixed charges consist largely of interest expense, including capitalized interest, and a portion of rental expense representative of the interest factor. For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceed earnings as defined for the year ended December 31, 1994 was $834 million.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued as a series under an indenture, dated as of December 1, 1988 (as amended or supplemented from time to time, the 'Indenture'), between the Company and Citibank, N.A., a national banking association (the 'Trustee'). The Notes will rank pari passu with all other unsecured debt of the Company except subordinated debt. A copy of the Indenture has previously been filed with the Commission and is incorporated by reference as part of the Registration Statement. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and such summary is subject to the detailed provisions of the Indenture, to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used herein, and for other information regarding the Notes. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     The Indenture does not limit the aggregate principal amount of Debt Securities, which term includes the Notes offered hereby, that may be issued thereunder and provides that Debt Securities may be issued from time to time in series (Section 301).

GENERAL

     At the date of this Prospectus, the Notes offered pursuant to this Prospectus are limited to an aggregate initial public offering price or purchase price of up to $1,000,000,000, which amount may be reduced as a result of the sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this
Prospectus relates. In addition, the Company had outstanding as of March   ,
1996 approximately $             of Series G Notes sold pursuant to an earlier
prospectus. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The Notes will be represented only by Global Certificates registered in the name of a nominee of the Depositary, except as described below under 'Certificated Notes'. The nominal authorized denominations of the Notes will be $1,000 and any larger amount that is an integral multiple of $1,000. Each Note will mature more than nine months from its date of issue on the day that is the final Interest Payment Date for such Note.

     Each Note will bear interest from its Original Issue Date (as defined below)at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on each Note will be payable, in arrears, either monthly, quarterly or semi-annually. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides for monthly interest payments, interest will be payable on the fifteenth day of each calendar month; provided, however, that in the case of such Note issued between a Regular Record Date (as defined below) and an Interest Payment Date, interest will be payable on the next succeeding Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides for quarterly interest payments, interest will be payable commencing on the day that is three months from (i) the Original Issue Date, if such Note is issued on the fifteenth day of a calendar month, or
(ii) the preceding fifteenth day of a calendar month prior to the Original Issue Date. Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note that provides for semi-annual interest payments, interest will be payable commencing on the day that is six months from (i) the Original Issue Date, if such Note is issued on the fifteenth day of a calendar month, or (ii) the preceding fifteenth day of a calendar month prior to the Original Issue Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Note will be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. Each payment of interest in respect of an Interest Payment Date will include interest accrued to such Interest Payment Date.

     The Pricing Supplement relating to a Note will set forth, among other things, the following terms: (i) whether such Note is a Fixed Rate Note, a Floating Rate Note and/or an Amortizing Note, (ii) the price at which such Note will be issued (the 'Issue Price'); (iii) the date on which such Note will be issued (the 'Original Issue Date'); (iv) the date on which such Note will mature (the 'Stated Maturity'); (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vi) if such
Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity;

(vii) whether such Note is an Original Issue Discount Note (as defined below);
(viii) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (ix) whether the Holder of such Note has a Survivor's Option, as described below under 'Repayment Upon Death'; and (x) any other terms not inconsistent with the provisions of the Indenture.


     'Original Issue Discount Note' means (i) a Note, including any Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at Stated Maturity, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and (ii) any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

     A 'basis point' or 'bp' equals one one-hundredth of a percentage point.

REPAYMENT UPON DEATH

     The Pricing Supplement relating to any Note will indicate whether the Holder of such Note will have the option (the 'Survivor's Option') to elect repayment of such Note prior to its Stated Maturity in the event of the death of the beneficial owner of such Note. SEE THE PRICING SUPPLEMENT TO DETERMINE WHETHER THE SURVIVOR'S OPTION APPLIES TO ANY PARTICULAR NOTE.

     Pursuant to exercise of the Survivor's Option, if applicable, the Company will repay any Note properly tendered for repayment by or on behalf of the person (the 'Representative') that has authority to act on behalf of the deceased beneficial owner of such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount thereof plus accrued interest to the date of such repayment, subject to the following limitations. The Company may, in its sole discretion, limit to $2,500,000 the aggregate principal amount of Notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the 'Annual Put Limitation') and, in the event that the Annual Put Limitation is applied, limit to $250,000 the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased beneficial owner of Notes. Moreover, the Company will not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $5,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $5,000 (the minimum authorized denomination of the Notes). Any Note tendered pursuant to exercise of the Survivor's Option may be withdrawn by a written request of its Holder received by the Trustee prior to its repayment.

     Each Note that is tendered pursuant to valid exercise of the Survivor's Option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would (i) contravene the Annual Put Limitation or (ii) result in the acceptance during the then current calendar year of an aggregate principal amount of Notes (or portions thereof) exceeding $250,000 with respect to the relevant individual deceased beneficial owner. If as of the end of any calendar year the Company has not imposed the Annual Put Limitation or the aggregate principal amount of Notes that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof)

not accepted during such calendar year because more than $250,000 aggregate principal amount of Notes was tendered with respect to an individual deceased beneficial owner will be accepted in the order all such Notes were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation, if any, for such calendar year. Any Note (or portion thereof)accepted for repayment pursuant to exercise of the Survivor's Option will be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered, unless any such
Note is withdrawn by its Holder. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice to any affected Representative by first-class mail to the broker or other entity that represents the deceased beneficial owner of the Note or, in the case of a certificated Note, to the registered Holder thereof at its last known address as indicated on the records of the Security Registrar that states the reasons such Note (or portion thereof) has not been accepted for repayment.

     Subject to the foregoing, in order for a Survivor's Option to be validly exercised, the Trustee must receive (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note to be repaid,
(iii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the beneficial owner of such Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the beneficial ownership of such Note. All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

     If a Note is represented by a Global Certificate, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in such Note (i) the documents described in clauses (i) and (iii) of the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity will provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence, (ii) its tender of such Note pursuant to exercise of the Survivor's Option and (iii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

     A REPRESENTATIVE MAY OBTAIN THE FORMS USED TO EXERCISE THE SURVIVOR'S OPTION FROM CITIBANK, N.A., THE TRUSTEE, AT 111 WALL STREET, 5TH FLOOR, NEW YORK, NEW YORK 10043 (TELEPHONE (212) 412-6206), DURING NORMAL BUSINESS HOURS.

PURCHASE BY THE COMPANY

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company, may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation. The Notes will not be subject to a sinking fund.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Notes offered hereby will be issued only in book-entry form from the perspective of beneficial owners of Notes ('Noteholders'), except as described below under 'Certificated Notes'. Notes having the same Original Issue Date, interest rate and Stated Maturity will typically be issued in the form of a single Global Certificate registered in the name of a nominee of the Depositary (Section 303).

     The Depositary's nominee will be considered the sole Holder of the Notes represented by a Global Certificate for all purposes of the Indenture. Owners of beneficial interests in a Global Certificate will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders of Notes under the Indenture (except as described below under 'Certificated Notes').

     A Noteholder's beneficial ownership of a Note will be recorded on or through the records of the brokerage firm or other entity that maintains such Noteholder's account. In turn, the total number of Notes held by an individual brokerage firm or other entity for its clients will be maintained on the records of the Depositary in the name of such brokerage firm or other entity (or in the name of a Participant (as defined below) that acts as the agent for the Noteholder's brokerage firm or other entity if it is not a Participant). Therefore, a Noteholder must rely upon the records of such brokerage firm or other entity to evidence such Noteholder's beneficial ownership of a Note. Transfer of ownership of any Note may be effected only through the selling Noteholder's brokerage firm or such other entity.

     The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its Participants and to facilitate the clearance and settlement of transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

PAYMENTS OF INTEREST AND PRINCIPAL

     Payments of interest and principal on a Note payable on any Interest Payment Date and at Stated Maturity will be made by the Company to the Trustee in immediately available funds, unless such Note is represented by an individual certificate. See 'Certificated Notes' below. Thereafter on such Interest Payment Date or at Stated Maturity, the Trustee will pay to the Depositary, in funds immediately available to the Depositary, the amount of interest and principal (if any) due on such date. Any payment required to be made in respect of a Note on a day (including the day of Stated Maturity) that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. 'Business Day' with respect to any Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. 'London Banking Day' with respect to any Note means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note is declared to be due and payable immediately as described under 'Description of the Notes--Events of Default', the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the 'interest method' (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

     The Depositary will be responsible for crediting the payments on the Notes that it receives from the Trustee to the accounts of Participants in accordance with procedures that provide for payment in same-day funds. Each Participant will be responsible for disbursing such payments to the Noteholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Noteholders that it represents.

     All moneys paid by the Company to the Trustee or any other Paying Agent for the payment of principal of or interest on any Note that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the Holder of such Note will thereafter look only to the Company for payment thereof (Section 1204).

     None of the Company, the Trustee or any other Paying Agent or Security Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, 'Accrue to Pay' is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ('30 over 360').

FLOATING RATE NOTES

     From its Original Issue Date to but not including the first Interest Reset Date (the 'Initial Interest Period'), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described in the Pricing Supplement. From each Interest Reset Date to but not including the following Interest Reset Date (each such period, an 'Interest Reset Period'; and together with the Initial Interest Period, the 'Interest Periods'), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the 'Base Rate'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The 'Spread' is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the 'Spread Multiplier' is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a 'LIBOR Note'), (ii) the Commercial Paper Rate

(a 'Commercial Paper Rate Note'), (iii) the Treasury Rate (a 'Treasury Rate Note'), (iv) the Federal Funds Rate (a 'Federal Funds Rate Note') or (v) the CD Rate (a 'CD Rate Note'). The 'Index Maturity' for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. 'H.15(519)' means the publication entitled 'Statistical Release H.15(519), 'Selected

Interest Rates' ', or any successor publication, published by the Board of Governors of the Federal Reserve System. 'Composite Quotations' means the daily statistical release entitled 'Composite 3:30 p.m. Quotations for U.S. Government Securities' published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ('Maximum Interest Rate') and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ('Minimum Interest Rate'). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a 'Calculation Agent') to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an 'Interest Reset Date'), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Period will be monthly for Floating Rate Notes on which interest is payable monthly, quarterly for Floating Rate Notes on which interest is payable quarterly, and semiannually for Floating Rate Notes on which interest is payable semiannually. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under 'Treasury Rate Notes'); in the case of Floating Rate Notes that reset monthly, quarterly or semiannually, each Interest Payment Date other than the Final Interest Payment Date; provided, however, that in all instances involving Floating Rate Notes issued prior to September 16, 1994 the interest rate in effect for the ten days immediately prior to Stated Maturity will be that in effect on the tenth day preceding Stated Maturity. If an Interest Reset

Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the 'Rate Determination Date') preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a 'CD Rate Determination Date' in the case of a CD Rate Note, a 'Commercial Paper Rate Determination Date' in the case of a Commercial Paper Rate Note, a 'Federal Funds Rate Determination Date' in the case of a Federal Funds Rate Note, a 'LIBOR Determination Date' in the case of a LIBOR Note or a 'Treasury Rate Determination Date' or a 'Constant Maturity Treasury Rate Determination Date' in the case of a Treasury Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest

Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ('Actual over 360'), in the case of LIBOR Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ('Actual over Actual'), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury

Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that is not Accrue to Pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'CD Rate' for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such

Interest Reset Period (a 'CD Rate Determination Date') for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading 'CDs (Secondary Market)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the 'CD Rate' for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading 'Certificates of Deposit'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'CD Rate' for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'CD Rate' for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Calculation Date' pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Commercial Paper Rate' for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a 'Commercial Paper Rate Determination Date') and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading 'Commercial Paper'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading 'Commercial Paper'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Commercial Paper Rate' for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated 'AA' or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the 'Commercial Paper Rate' for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding

Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     'Money Market Yield' shall be a yield calculated in accordance with the following formula:

                                            D X   360
Money Market Yield     =        --------------------------------  X      100
                                       360 - (D X M)

where 'D' refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and 'M' refers to the actual number of days in the specified Index Maturity.

     The 'Calculation Date' pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the 'Federal Funds Rate' for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a 'Federal Funds Rate Determination Date') for Federal Funds as published in H.15(519) under the heading 'Federal Funds (Effective)'. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading 'Federal Funds/Effective Rate'. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the 'Federal Funds Rate' for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading 'Federal Funds (Effective)'; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the 'Federal Funds Rate' for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The 'Calculation Date' pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, 'LIBOR' for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a 'LIBOR Determination Date'), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If 'LIBOR Telerate' is designated in the applicable Pricing Supplement, 'Designated LIBOR Page' means the display designated as page '3750' on the Dow Jones Telerate Service (or such other page as may replace page '3750' on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate or determined by the Calculation Agent. If 'LIBOR Reuters' is designated in the applicable Pricing Supplement, 'Designated LIBOR Page' means the display designated as page 'LIBO' on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks)provided that at least two such offered rates appear on the Designated LIBOR Page, in which case 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page 'LIBO' on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such

     Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 or the equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, 'LIBOR' for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 or the equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, 'LIBOR' for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless 'Constant Maturity' is specified or unless otherwise specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ('Treasury securities') having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519)under the heading 'U.S. Government Securities-Treasury bills-auction average (investment)' or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the 'Treasury Rate' for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately

3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the 'Treasury Rate' for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The 'Treasury Rate Determination Date' for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

     If 'Constant Maturity' is specified in the applicable Pricing Supplement, the 'Treasury Rate' for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption 'U.S. Government/Securities/Treasury Constant Maturities/' in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the 'Constant Maturity-Treasury Rate' shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Constant Maturity Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows. The Calculation Agent will contact the Federal Reserve Board and request the Constant Maturity Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Determination Date. If the Federal Reserve Board does not provide such information, then the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one of which may be Salomon Brothers Inc), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Constant Maturity Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Constant Maturity Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     'The Constant Maturity Treasury Rate Determination Date' shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the 'CMT Rate') as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include Salomon Brothers Inc. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The 'Calculation Date' pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

AMORTIZING NOTES

     The Company may from time to time offer Notes ('Amortizing Notes') on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule or by application of a formula. Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

CERTIFICATED NOTES

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for each Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have Notes represented by Global Certificates and, in such event, will issue individual Notes in definitive form in exchange for Global Certificates. In either instance, a beneficial owner of Notes represented by a Global Certificate will be entitled to have such Notes registered in its name and will be entitled to physical delivery of such Notes in definitive form. Individual Notes so issued will be issued as registered Debt Securities, without coupons, in one or more authorized denominations as described above under 'General' (Section 305). Payments of interest on such Notes (other than interest payable at Stated Maturity) will be made by check mailed to the registered Holders thereof. Principal and interest payable at the Stated Maturity of any such Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee in the City of New York (Section 307).

     Certificated Notes may be transferred or exchanged at the corporate trust office or agency of the Trustee in the City of New York, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305).

     If a certificated Note is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City of New York upon payment by the Holder of such expenses as may be incurred by the Company and the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and the Trustee may require. Mutilated Notes must be surrendered before new Notes will be issued (Section 306).

LIMITATION ON LIENS

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Notes (Section 1205). The term 'Restricted Subsidiary' is defined in the Indenture to mean each of Phibro Inc. and Salomon Brothers Inc and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following events will constitute Events of Default with respect to the Notes under the Indenture: (i) default in the payment of the principal of (and premium, if any, on) any Note when due; (ii) default for 30 days in the payment of any interest on any Note when due; (iii) default in the performance of any other applicable covenant in the Indenture, continued for 60 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding; and (iv) certain events of bankruptcy, insolvency or reorganization (Section 501).

     The Indenture provides that if an Event of Default specified therein shall occur and be continuing, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Notes then Outstanding may declare the principal of and all accrued interest on all such Notes to be due and payable immediately. In certain cases, the Holders of a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive, rescind and annul such declaration and its consequences (Section 502).

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the Holders of the Notes before proceeding to exercise any right or power under the Indenture with respect to the Notes at the request of such Holders (Section 603). The Indenture provides that no Holder of a Note may institute any proceeding, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee, for 60 days, to act after it receives (i) written notice of such Event of Default from such Holder, (ii) a written request to enforce the Indenture by the Holders of at least 25% in principal amount of the Notes then Outstanding (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in principal amount of the Notes then Outstanding) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of a Note from enforcing payment of the principal thereof (and premium, if any, thereon) and interest thereon at the respective due dates thereof (Section 508). The Holders of a majority in principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     The Indenture provides that the Trustee will, within 90 days after the occurrence of any default with respect to the Notes, give to the Holders of Notes notice of each such default known to the Trustee, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Notes (Section 602).

     The Company will be required to file annually with the Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the Indenture (Section 1206).

MODIFICATION AND WAIVER

     The Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, among other things, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest payable on, any Debt Security;
(ii) reduce the principal amount of, or any interest on or any premium payable upon redemption of, any Debt Security; (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or
(iv) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or waiver of certain defaults (Section

1102).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture before the time for such compliance (Section 1207). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to the Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any Debt Securities or in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     The Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless: (i) the successor corporation or transferee or lessee (the 'Successor Corporation') is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the Indenture and on the Debt Securities; (iii) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; and (iv) certain other conditions are met (Section 1001).

CONCERNING THE TRUSTEE

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with the Trustee and certain of its affiliates.

                        UNITED STATES TAX CONSIDERATIONS

     The following is a summary of the principal U.S. Federal income tax considerations that may be relevant to a holder of a Note that is (i) a U.S. Person (as defined below) or that otherwise is subject to U.S. Federal income taxation on a net income basis in respect of a Note (a 'U.S. Holder') or (ii) a non-U.S. Person. This summary is based on U.S. Federal income tax laws, regulations, rulings and decisions now in effect, all of which are subject to prospective or retroactive change. Except to the extent discussed below under 'Non-United States Persons', this summary deals only with U.S. Holders that will hold Notes as capital assets. Except as expressly indicated, it deals only with initial holders and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, dealers in securities, persons that will hold Notes as a position in a 'straddle' for tax purposes or as part of a 'synthetic security' or other integrated investment (including a 'conversion transaction') comprised of a Note and one or more other investments, or persons that have a 'functional currency'

other than the U.S. dollar. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the Notes or to the holders thereof.

     As used in this Prospectus, 'U.S. Person' means a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States, or a person otherwise subject to United States Federal income taxation on its worldwide income.

     Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the U.S. Federal income tax considerations discussed below, as well as the application of state, local or other tax laws.

U.S. HOLDERS

PAYMENTS OF INTEREST

     In general, interest on a Note (other than certain payments on a Discount Note, as defined and described below under 'Original Issue Discount') will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     The following discussion summarizes the United States Federal income tax consequences to U.S. Holders of Notes issued with original issue discount ('OID'). U.S. Holders of Notes issued with OID generally will be subject to special tax accounting rules provided in the Internal Revenue Code of 1986, as amended (the 'Code'). Treasury Department regulations (the 'OID Regulations') illustrate the rules provided by the Code.

     General. A Note will be treated as issued with OID (a 'Discount Note') if the excess of the Note's 'stated redemption price at maturity' over its issue price is greater than a de minimis amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold (other than to underwriters, placement agents or wholesalers). Under the OID Regulations, the 'stated redemption price at maturity' of a Note is the sum of all payments provided by the Note that are not payments of 'qualified stated interest'. A 'qualified stated interest' payment includes any stated interest payment on a Note that is unconditionally payable at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments.

     In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of one percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity, then such excess constitutes 'de minimis OID'. Under the OID Regulations, unless the election described below under 'Election to Treat All Interest as Original Issue Discount' is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under 'Original Issue Discount' will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

     In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be a Discount Note where, among other things, (i) a Note bearing interest at a floating rate (a 'Floating Rate Note') provides for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be; (ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) certain Notes bear interest at a floating rate in combination with one or more other floating or fixed rates. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discount Note.

     The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes. The amount of OID includible in gross income by a U.S. Holder of a Discount Note is the sum of the 'daily portions' of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds such Discount Note ('accrued OID'). The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.

     The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. In the case of a Discount Note that is a Floating Rate Note, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield that is reasonably expected for the Note. (Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index). The 'adjusted issue price' of a Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. All payments on a Discount Note (other than a payment of qualified stated interest) generally will be viewed first as payments of previously accrued OID (to the extent thereof), with payments made for the earliest accrual periods first, and then as a payment of principal. If a portion of the initial purchase price of a Note is attributable to interest that accrued prior to the Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the issue price will be decreased by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Discount Note (other than any payment of qualified stated interest) over the Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

     U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Notes.

     Acquisition Premium. A U.S. Holder that purchases a Discount Note for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being 'acquisition premium'), and that does not make the election described below under 'Original Issue Discount--Election To Treat All Interest as Original Issue Discount', is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under 'Original Issue Discount--General' above, treating the U.S.

Holder's purchase price as the issue price.

     Short-Term Notes. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ('Short-Term Notes'). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on a straight-line basis or, at the election of the U.S. Holder, under the constant yield method (based on daily compounding). In the case of U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

     Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of 'acquisition discount', if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant yield basis.

     For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Notes's stated redemption price at maturity.

NOTES PURCHASED AT A PREMIUM

     Under the Code, a U.S. Holder that purchases a Note for an amount in excess of its stated redemption price at maturity will not be subject to the OID rules and may elect to treat such excess as 'amortizable bond premium', in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ('IRS'). See also 'Original Issue Discount--Election to Treat All Interest as Original Issue Discount'.

NOTES PURCHASED AT A MARKET DISCOUNT


     A Note, other than a Short-Term Note, will be treated as issued at a market discount (a 'Market Discount Note') if the amount for which a U.S. Holder purchased the Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under 'Original Issue Discount--General'.

     In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     The market discount rules do not apply to a Short-Term Note.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT.

     Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading 'Original Issue Discount--General,' with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of such Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the election is made or any debt instruments acquired thereafter. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

     If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under 'Notes Purchased at a Market Discount' to include market discount in income currently over the life all debt instruments held or thereafter acquired by such U.S. Holder.

PURCHASE, SALE AND RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Note will generally equal its U.S dollar cost, increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short-Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in such Note. Except to the extent described above under 'Original Issue Discount--Short Term Notes' or 'Market Discount', and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

NON-UNITED STATES PERSONS

     Under the U.S. Federal income tax laws as in effect on the date of this Prospectus and subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest, including OID, by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Person will not be subject to U.S. Federal withholding tax; provided, in the case of interest, including OID, that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either
(A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'financial institution') and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by another financial institution and furnishes the payor with a copy thereof.

     If a holder of a Note that is not a U.S. Person is engaged in a trade or business in the United States and interest, including OID, on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to U.S. Federal income tax on such interest, and OID, in the same manner as if it were a U.S.

Person. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States.

     Any capital gain or market discount realized upon the sale, exchange, retirement or other disposition of a Note by a holder that is not a U.S. Person will not be subject to U.S. Federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and
(ii) in the case of an individual, such holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. Federal tax purposes at the time of such individual's death will not be subject to U.S. Federal estate tax provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) that is described above. Purchasers of Notes that are not a U.S. Person should consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     In the event that a U.S. holder subject to the reporting requirements described above fails to supply its taxpayer identification number in the manner required by applicable law, provides an incorrect taxpayer identification number that is used by a payor on an information return or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to 'backup' withhold a tax equal to 31 percent of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S.

holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note that is not a U.S. person if such holder has provided the required certification that it is not a U.S. person as set forth in clause (iii) in the first paragraph under 'Non-United States Persons' above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the 'Underwriting Agreement') entered into by the Company and the Underwriter, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Notes from time to time. Notes acquired by the Underwriter pursuant to the Underwriting Agreement are expected to be offered either directly to the public or to certain dealers (the 'Dealers') that will then reoffer the Notes to the public. Sales by the Underwriter to any Dealer will be made pursuant to an agreement between the Underwriter and such Dealer (each a 'Dealer Agreement').

     The Pricing Supplement with respect to each offering of Notes by the Company will set forth, among other things, the price to public of such Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting Underwriter's compensation, and any discounts or concessions allowed, reallowed or paid to Dealers. The Company will pay underwriting compensation in connection with any issue of Notes of from not more than .500% to not more than 2.750% of the principal amount of Notes sold by an underwriter, depending upon the Stated Maturity. After any initial public offering of Notes, the price to public of such Notes, and the related underwriting discount and selling concession, may be changed.

     The Underwriter has advised the Company that all initial offers by it and by the Dealers, unless otherwise set forth in the applicable Pricing Supplement,

are proposed to be made at prices equal to 100% of the principal amount of the Notes being sold, less, in the case of an offer by the Underwriter to a Dealer, a price concession not in excess of the amount set forth in the applicable Pricing Supplement. Offers and sales by the Underwriter or Dealers subsequent to the initial offering may be at varying prices determined at the time of sale.

     If specified in the applicable Pricing Supplement, Notes may also be sold directly by the Company, through underwriters other than the Underwriter, or through underwriters acting as agents, from time to time. Any underwriters other than the Underwriter will agree to act in accordance with this Plan of Distribution as if they were the Underwriter. Unless otherwise specified in such Pricing Supplement, any underwriter acting as agent will be acting on a best efforts basis for the period of its appointment. All commissions payable by the Company to any such underwriter, whether acting as principal or as agent, will be set forth in such Pricing Supplement.

     The Notes will not be listed on any securities exchange and will not be traded, when issued, on any other established trading market. The Underwriter or any Dealer may make a market in the Notes, but are not obligated to do so. Any market-making so undertaken may be discontinued at any time without notice. There can thus be no assurance that a secondary market for the Notes will exist or as to the liquidity of any such market. Moreover, the Company reserves the right to withdraw, cancel or modify the offer made hereby at any time without notice, and any such withdrawal, cancellation or modification also may adversely affect the liquidity of the Notes.

     The Underwriting Agreement provides, and the terms of each Dealer Agreement will provide, that the obligations of the Underwriter or a Dealer to purchase Notes will be subject to certain conditions precedent. The Underwriter will be obligated to purchase all the Notes offered by any Pricing Supplement naming it if any such Notes are purchased.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect thereof.

     Salomon Brothers Inc is an indirect wholly owned subsidiary of the Company, and its participation in the offer and sale of Notes complies with Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate. Schedule E provides, among other things, that Notes may not be purchased from or sold to a customer discretionary account by the Underwriter or a Dealer without the prior specific written approval of the customer.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Notes on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ('parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Notes should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a 'party in interest' or a 'disqualified person' with respect to many Plans that are subject to ERISA. The purchase of Notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Notes are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ('PTCE') 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY NOTES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The financial statements and related schedules included in the 1994 Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports included therein, and are incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing in giving such reports.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York, and for the Underwriter by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT). THIS PROSPECTUS (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                -----
Available Information........................       2
Incorporation of Certain Documents by
  Reference..................................       2
Salomon Inc..................................       3
Use of Proceeds..............................       3
Ratio of Earnings to Fixed Charges...........       3
Description of the Notes.....................       3
United States Tax Considerations.............      17
Plan of Distribution.........................      23
ERISA Matters................................      24
Experts......................................      25
Legal Opinions...............................      25

$1,000,000,000

SALOMON INC

NOTES, SERIES G
DUE MORE THAN NINE
MONTHS FROM DATE OF ISSUE

----------------------------
SALOMON BROTHERS INC
        ------------------------------------------

PROSPECTUS

DATED MARCH   , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Commission Registration Fee................................   $1,231,782
Accounting Fees............................................       50,000
Trustees' Fees and Expenses................................      275,000
Blue Sky Fees and Expenses.................................       20,000
Printing and Engraving Fees................................      200,000
Rating Agency Fees.........................................      190,000
NASD Fee...................................................           --
Legal Fees and Expenses....................................      300,000
Miscellaneous..............................................       10,218
                                                              ----------
     Total.................................................   $2,277,000
                                                              ----------
                                                              ----------

------------------
* All amounts are estimated except for the Commission registration fee and the NASD fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article Fourteenth of the registrant's Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and Article Sixteenth of the registrant's Certificate of Incorporation provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-3 (No. 2-84733) filed June 29, 1983, Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1986 and Exhibit 3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

     The registrant maintains insurance policies covering liabilities of directors and officers to the extent not covered by indemnification from the registrant, subject to the conditions and exclusions of the policies, deductible provisions, a maximum amount of coverage of $35 million and disputes with insurers about availability of coverage.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement, the Form of Global Selling Agency Agreement and the Form of Continuous Underwriting Agreement filed as

Exhibit 1(a), (b) and (c) for certain indemnification provisions.

ITEM 16. EXHIBITS.

  1(a)   --   Proposed Form of Underwriting Agreement for Debt Securities to be distributed in the United States
              (incorporated by reference to Exhibit 1(a) to Registration Statement No. 33-57922). A form of
              Underwriting Agreement relating to any other offering of Securities (and not filed as an Exhibit hereto) will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
  1(b)   --   Form of Global Selling Agency Agreement (incorporated by reference to Exhibit 1(b) to Registration
              Statement No. 33-54929).
  1(c)   --   Continuous Underwriting Agreement between Salomon Inc and Salomon Brothers Inc relating to the Notes,
              Series G (incorporated by reference to Exhibit 1(c) to Registration Statement 33-54929).

  1(d)   --   Form of Underwriting Agreement for Preferred Stock (incorporated by reference to Exhibit 1 to
              Registration Statement 33-48199).
  1(e)   --   Form of Underwriting Agreement for Index Warrants (incorporated by reference to Exhibit 1(a) to
              Registration Statement 33-56481).
  4(a)   --   Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibits 3 to
              Quarterly Reports on Form 10-Q for the quarters ended June 30, 1987 and June 30, 1986, Exhibit 4(a) to
              Registration Statement Number 2-84733 on Form S-3 filed June 30, 1983, Exhibit 4 to Quarterly Report on
              Form 10-Q for the quarter ended September 30, 1987, Exhibit A to Exhibit 1 to Registration Statement on
              Form 8-A filed February 11, 1988, Exhibit 3 to Current Report on Form 8-K dated June 13, 1991 Exhibit
              4(a) to Current Report on Form 8-K dated February 22, 1993 and Exhibit 4(a) to Current Report on Form
              10-K dated February 12, 1996).
  4(b)   --   By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Annual Report on
              Form 10-K for the year ended December 31, 1994).
  4(c)   --   Senior Debt Indenture, dated as of December 1, 1988, between Salomon Inc and Citibank, N.A., as Trustee
              (incorporated by reference to Exhibit 8 to the Company's Current Report on Form 8-K dated December 29,
              1988).
  4(d)   --   First Supplemental Indenture dated as of September 7, 1990 to Senior Debt Indenture dated as of
              December 1, 1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(b) to
              Registration Statement No. 33-39502).
  4(e)   --   Second Supplemental Indenture dated June 12, 1991 to Senior Debt Indenture dated as of December 1, 1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(c) to Registration
              Statement No. 33-41209).
  4(f)   --   Third Supplemental Indenture dated as of July 1, 1992 to Senior Debt Indenture, dated as of December 1,
              1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(d) to Registration
              Statement No. 33-49136).
  4(g)   --   Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A.
              (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-57922).
  4(h)   --   Fifth Supplemental Indenture dated as of December 14, 1993, between Salomon Inc and Citibank, N.A.
              (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-51269).
  4(i)   --   Sixth Supplemental Indenture dated as of December 29, 1994 between Salomon Inc and Citibank, N.A.
  4(j)   --   Seventh Supplemental Indenture dated as of February 1, 1996 between Salomon Inc and Citibank, N.A.
  4(k)   --   Subordinated Debt Indenture, dated as of December 1, 1988, between Salomon Inc and Bankers Trust
              Company, as Trustee (incorporated by reference from Exhibit 7 to the Company's Current Report on Form

              8-K dated August 2, 1989).
  4(l)   --   First Supplemental Indenture dated as of September 7, 1990 to Subordinated Debt Indenture dated as of
              December 1, 1988 between Salomon Inc and Bankers Trust Company (incorporated by reference from Exhibit
              4(b) to Registration Statement No. 33-39502).
  4(m)   --   Second Supplemental Indenture dated as of December 14, 1993, between Salomon Inc and Bankers Trust
              Company.
  4(n)   --   Senior Debt Indenture, dated as of January 20, 1993, between Salomon Inc and BankAmerica National Trust
              Company, as Trustee (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K
              dated January 12, 1993).
  4(o)   --   Senior Debt Indenture, dated as of February 8, 1993, between Salomon Inc and The First National Bank of
              Chicago, as Trustee (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K
              dated February 1, 1993).

  4(p)   --   Senior Debt Indenture, dated as of July 28, 1992, between Salomon Inc and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on
              Form 8-K dated July 28, 1992).
  4(q)   --   Senior Debt Indenture, dated as of October 27, 1993, between Salomon Inc and The Bank of New York, as
              Trustee (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated
              October 27, 1993).
  4(r)   --   Form of Senior Debt Indenture (incorporated by reference to Exhibit 4(f) to Registration Statement No.
              33-41932).
  4(s)   --   Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4(g) to Registration
              Statement No. 33-41932).
  4(t)   --   Forms of Medium-Term Registered Notes, Series D and Series E (incorporated by reference to Exhibit 4(p)
              to Registration Statement No. 33-54929).
  4(u)   --   Forms of Medium-Term Bearer Notes, Series D and Series E (incorporated by reference to Exhibit 4(q) to
              Registration Statement No. 33-54929).
  4(v)   --   Forms of Medium-Term Temporary Global Notes, Series D and Series E (incorporated by reference to
              Exhibit 4(r) to Registration Statement No. 33-54929).
  4(w)   --   Forms of Medium-Term Permanent Global Notes, Series D and Series E (incorporated by reference to
              Exhibit 4(s) to Registration Statement No. 33-54929).
  4(x)   --   Forms of Notes, Series G (incorporated by reference to Exhibit 4(t) to Registration Statement No.
              33-54929).
  4(y)   --   Form of proposed Warrant Agreement for Warrants not attached to Debt Securities, with form of proposed
              Warrant Certificate attached as Exhibit A thereto, for Warrants in registered form (incorporated by reference to Exhibit 4(c) to Registration Statement No. 33-25002). A form of Warrant Agreement relating to any Warrants in bearer form will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
  4(z)   --   Form of proposed Warrant Agreement for Warrants attached to Debt Securities, with form of proposed
              Warrant Certificate attached as Exhibit A thereto, for Warrants in registered form (incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-25002). A form of Warrant Agreement relating to any Warrants in bearer form will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
  4(aa)  --   Senior Debt Indenture, dated as of January 18, 1994, between Salomon Inc and Chemical Bank, as Trustee
              (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated January 18,
              1994).
  4(bb)  --   Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant
              Certificate attached as Exhibit A thereto, for Index Warrants in registered form (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-56481).

  4(cc)  --   Form of proposed Deposit Agreement (incorporated by reference to Exhibit 4(d) to Registration Statement
              No. 33-48199).
  5      --   Opinion of Cravath, Swaine & Moore.
 12      --   Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12(a) to the
              Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).
 23(a)   --   Consent of Arthur Andersen L.L.P.
 23(b)   --   Consent of Cravath, Swaine & Moore (included in Exhibit 5).
 24      --   Powers of Attorney.
 25(a)   --   Form T-1 Statement of Eligibility and Qualification of BankAmerica National Trust Company under the
              Trust Indenture Act of 1939.*
 25(b)   --   Form T-1 Statement of Eligibility and Qualification of The Bank of New York under the Trust Indenture
              Act of 1939.*

 25(c)   --   Form T-1 Statement of Eligibility and Qualification of Chemical Bank under the Trust Indenture Act of
              1939.*
 25(d)   --   Form T-1 Statement of Eligibility and Qualification of Citibank, N.A. under the Trust Indenture Act of
              1939.*
 25(e)   --   Form T-1 Statement of Eligibility and Qualification of The First National Bank of Chicago under the
              Trust Indenture Act of 1939.*
 25(f)   --   Form T-1 Statement of Eligibility and Qualification of United States Trust Company of New York under the Trust Indenture Act of 1939.*
 25(g)   --   Form T-1 Statement of Eligibility and Qualification of Bankers Trust Company under the Trust Indenture
              Act of 1939.*

------------------
* A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


     (7) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALOMON INC CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 28TH DAY OF FEBRUARY, 1996.

                                            SALOMON INC
                                            By:    /s/ Arnold S. Olshin
                                                ________________________________
                                                (Arnold S. Olshin, Secretary)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON INC AND ON THE DATES INDICATED.

      SIGNATURES                       TITLE                       DATE
----------------------   ---------------------------------   -----------------
          *              Chief Executive Officer, Chairman   March 19, 1996
----------------------      and Director
  (Robert E. Denham)

          *              Chief Financial Officer             March 19, 1996
----------------------
  (Jerome H. Bailey)

/s/ Richard J. Carbone   Principal Accounting Officer and    March 19, 1996
----------------------     Controller
 (Richard J. Carbone)

          *              Director                            March 19, 1996
----------------------
 (Dwayne O. Andreas)

          *              Director                            March 19, 1996
----------------------
  (Warren E. Buffett)

          *              Director                            March 19, 1996
----------------------
  (Claire M. Fagin)

          *              Director                            March 19, 1996
----------------------
 (John L. Haseltine)

          *              Director                            March 19, 1996
----------------------
 (Gedale B. Horowitz)

          *              Director                            March 19, 1996
----------------------
 (Deryck C. Maughan)

          *              Director                            March 19, 1996
----------------------
  (David O. Maxwell)

          *              Director                            March 19, 1996
----------------------
   (William F. May)

          *              Director                            March 19, 1996
----------------------
 (Charles T. Munger)

          *              Director                            March 19, 1996
----------------------
   (Shigeru Myojin)

          *              Director                            March 19, 1996
----------------------
  (Louis A. Simpson)

          *              Director                            March 19, 1996
----------------------
  (Robert G. Zeller)

------------------
* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors and officers of Salomon Inc pursuant to powers of attorney executed on behalf of each such director and officer.

By:      /s/ Arnold S. Olshin
    ________________________________
           (Arnold S. Olshin,
         Attorney-in-Fact)

                               INDEX TO EXHIBITS

                                                                                                      SEQUENTIALLY
EXHIBIT                                                                                                 NUMBERED
NUMBER                                                 EXHIBIT                                            PAGE
------           -----------------------------------------------------------------------------------  -------------
   1(a)     --   Proposed Form of Underwriting Agreement for Debt Securities to be distributed in the United States (incorporated by reference to Exhibit 1(a) to Registration
                 Statement No. 33-57922). A form of Underwriting Agreement relating to any other offering of Securities (and not filed as an Exhibit hereto) will be filed as an
                 Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
   1(b)     --   Form of Global Selling Agency Agreement (incorporated by reference to Exhibit 1(b)
                 to Registration Statement No. 33-54929).
   1(c)     --   Continuous Underwriting Agreement between Salomon Inc and Salomon Brothers Inc relating to the Notes, Series G (incorporated by reference to Exhibit 1(c) to
                 Registration Statement 33-54929).
   1(d)     --   Form of Underwriting Agreement for Preferred Stock (incorporated by reference to
                 Exhibit 1 to Registration Statement 33-48199).
   1(e)     --   Form of Underwriting Agreement for Index Warrants (incorporated by reference to
                 Exhibit 1(a) to Registration Statement 33-56481).
   4(a)     --   Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibits 3 to Quarterly Reports on Form 10-Q for the quarters ended June 30,
                 1987 and June 30, 1986, Exhibit 4(a) to Registration Statement Number 2-84733 on
                 Form S-3 filed June 30, 1983, Exhibit 4 to Quarterly Report on Form 10-Q for the
                 quarter ended September 30, 1987, Exhibit A to Exhibit 1 to Registration Statement
                 on Form 8-A filed February 11, 1988, Exhibit 3 to Current Report on Form 8-K dated
                 June 13, 1991 and Exhibit 4(a) to Current Report on Form 8-K dated February 22,
                 1993 and Exhibit 4(a) to Current Report on Form 10-K dated February 12, 1996).
   4(b)     --   By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the year ended December 31, 1994).
   4(c)     --   Senior Debt Indenture, dated as of December 1, 1988, between Salomon Inc and
                 Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to the Company's
                 Current Report on Form 8-K dated December 29, 1988).
   4(d)     --   First Supplemental Indenture dated as of September 7, 1990 to Senior Debt Indenture dated as of December 1, 1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-39502).
   4(e)     --   Second Supplemental Indenture dated June 12, 1991 to Senior Debt Indenture dated as of December 1, 1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(c) to Registration Statement No. 33-41209).
   4(f)     --   Third Supplemental Indenture dated as of July 1, 1992 to Senior Debt Indenture, dated as of December 1, 1988 between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-49136).
   4(g)     --   Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(e) to Registration
                 Statement No. 33-57922).


                                                                                                      SEQUENTIALLY
EXHIBIT                                                                                                 NUMBERED
NUMBER                                                 EXHIBIT                                            PAGE
------           -----------------------------------------------------------------------------------  -------------
   4(h)     --   Fifth Supplemental Indenture dated as of December 14, 1993, between Salomon Inc and
                 Citibank, N.A. (incorporated by reference to Exhibit 4(f) to Registration Statement
                 No. 33-51269).
   4(i)     --   Sixth Supplemental Indenture dated as of December 29, 1994 between Salomon Inc and
                 Citibank, N.A.
   4(j)     --   Seventh Supplemental Indenture dated as of February 1, 1996 between Salomon Inc and
                 Citibank, N.A.
   4(k)     --   Subordinated Debt Indenture, dated as of December 1, 1988, between Salomon Inc and
                 Bankers Trust Company, as Trustee (incorporated by reference from Exhibit 7 to the
                 Company's Current Report on Form 8-K dated August 2, 1989).
   4(l)     --   First Supplemental Indenture dated as of September 7, 1990 to Subordinated Debt
                 Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust
                 Company (incorporated by reference from Exhibit 4(b) to Registration Statement No.
                 33-39502).
   4(m)     --   Second Supplemental Indenture dated as of December 14, 1993, between Salomon Inc and Bankers Trust Company.
   4(n)     --   Senior Debt Indenture, dated as of January 20, 1993, between Salomon Inc and
                 BankAmerica National Trust Company, as Trustee (incorporated by reference to
                 Exhibit 3 to the Company's Current Report on Form 8-K dated January 12, 1993).
   4(o)     --   Senior Debt Indenture, dated as of February 8, 1993, between Salomon Inc and The
                 First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated February 1, 1993).
   4(p)     --   Senior Debt Indenture, dated as of July 28, 1992, between Salomon Inc and United
                 States Trust Company of New York, as Trustee (incorporated by reference to Exhibit
                 4.1 to the Company's Current Report on Form 8-K dated July 28, 1992).
   4(q)     --   Senior Debt Indenture, dated as of October 27, 1993, between Salomon Inc and The
                 Bank of New York, as Trustee (incorporated by reference to Exhibit 3 to the
                 Company's Current Report on Form 8-K dated October 27, 1993).
   4(r)     --   Form of Senior Debt Indenture (incorporated by reference to Exhibit 4(f) to
                 Registration Statement No. 33-41932).
   4(s)     --   Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4(g) to
                 Registration Statement No. 33-41932).
   4(t)     --   Forms of Medium-Term Registered Notes, Series D and Series E (incorporated by reference to Exhibit 4(p) to Registration Statement No. 33-54929).
   4(u)     --   Forms of Medium-Term Bearer Notes, Series D and Series E (incorporated by reference to Exhibit 4(q) to Registration Statement No. 33-54929).
   4(v)     --   Forms of Medium-Term Temporary Global Notes, Series D and Series E (incorporated by reference to Exhibit 4(r) to Registration Statement No. 33-54929).

                                                                                                      SEQUENTIALLY
EXHIBIT                                                                                                 NUMBERED
NUMBER                                                 EXHIBIT                                            PAGE
------           -----------------------------------------------------------------------------------  -------------
   4(w)     --   Forms of Medium-Term Permanent Global Notes, Series D and Series E (incorporated by reference to Exhibit 4(s) to Registration Statement No. 33-54929).
   4(x)     --   Forms of Notes, Series G (incorporated by reference to Exhibit 4(t) to Registration
                 Statement No. 33-54929).
   4(y)     --   Form of proposed Warrant Agreement for Warrants not attached to Debt Securities, with form of proposed Warrant Certificate attached as Exhibit A thereto, for
                 Warrants in registered form (incorporated by reference to Exhibit 4(c) to
                 Registration Statement No. 33-25002). A form of Warrant Agreement relating to any
                 Warrants in bearer form will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
   4(z)     --   Form of proposed Warrant Agreement for Warrants attached to Debt Securities, with form of proposed Warrant Certificate attached as Exhibit A thereto, for Warrants in registered form (incorporated by reference to Exhibit 4(d) to Registration
                 Statement No. 33-25002). A form of Warrant Agreement relating to any Warrants in bearer form will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
   4(aa)    --   Senior Debt Indenture, dated as of January 18, 1994, between Salomon Inc and
                 Chemical Bank, as Trustee (incorporated by reference to Exhibit 4 to the Company's
                 Current Report on Form 8-K dated January 18, 1994).
   4(bb)    --   Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed
                 Index Warrant Certificate attached as Exhibit A thereto, for Index Warrants in registered form (incorporated by reference to Exhibit 4(a) to Registration
                 Statement No. 33-56481).
   4(cc)    --   Form of proposed Deposit Agreement (incorporated by reference to Exhibit 4(d) to
                 Registration Statement No. 33-48199).
   5        --   Opinion of Cravath, Swaine & Moore.+
  12        --   Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
                 1995).
  23(a)     --   Consent of Arthur Andersen L.L.P.+
  23(b)     --   Consent of Cravath, Swaine & Moore (included in Exhibit 5).
  24        --   Powers of Attorney.+
  25(a)     --   Form T-1 Statement of Eligibility and Qualification of BankAmerica National Trust
                 Company under the Trust Indenture Act of 1939.*
  25(b)     --   Form T-1 Statement of Eligibility and Qualification of The Bank of New York under the Trust Indenture Act of 1939.*
  25(c)     --   Form T-1 Statement of Eligibility and Qualification of Chemical Bank under the
                 Trust Indenture Act of 1939.*
  25(d)     --   Form T-1 Statement of Eligibility and Qualification of Citibank, N.A. under the
                 Trust Indenture Act of 1939.*
  25(e)     --   Form T-1 Statement of Eligibility and Qualification of The First National Bank of
                 Chicago under the Trust Indenture Act of 1939.*
  25(f)     --   Form T-1 Statement of Eligibility and Qualification of United States Trust Company
                 of New York under the Trust Indenture Act of 1939.*

                                                                                                      SEQUENTIALLY
EXHIBIT                                                                                                 NUMBERED
NUMBER                                                 EXHIBIT                                            PAGE
------           -----------------------------------------------------------------------------------  -------------
  25(g)     --   Form T-1 Statement of Eligibility and Qualification of Bankers Trust Company under the Trust Indenture Act of 1939.*

------------------
+ Filed herewith.

* A Form T-1 Statement of Eligibility and Qualification of other Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.